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                                                                   EXHIBIT 10.23

                             BMIPP Supply Agreement

     THIS AGREEMENT made in duplicate as of this 12th day of January, 2006.

BETWEEN:

           MDS NORDION, a division of MDS (Canada) Inc.
           having a place of business at
           447 March Road
           Ottawa, Ontario, Canada

           ("Nordion")

AND:

           MOLECULAR INSIGHT
           PHARMACEUTICALS, INC.
           having a place of business at
           160 Second Street
           Cambridge Massachusetts, 02142 USA

           ("Molecular Insight Pharmaceuticals")

WHEREAS:

I. Molecular Insight Pharmaceuticals is the owner or licensee of a certain compound known as BMIPP (as defined), a heart diagnostic imaging agent;

II. Nordion has expertise in the production of radiochemicals, in the development of radiopharmaceuticals, processes, and in the radiolabelling of compounds;

III. Nordion has expertise in designing and overseeing the construction of facilities for the radiolabelling of compounds;

IV. Nordion and Molecular Insight Pharmaceuticals entered into an Agreement as of the 16th day of June, 2004, as amended, for the purpose of undertaking a development program to establish a process permitting Molecular Insight Pharmaceutical's precursor (cold BMIPP) to be labeled with I-123 to form a radiopharmaceutical (the "Development Agreement");

V. Molecular Insight Pharmaceuticals desires that Nordion establish a Facility at its site in Vancouver, British Columbia, to accommodate growth and expansion of the process developed under the Development Agreement

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     for the production and supply of BMIPP to Molecular Insight Pharmaceuticals for Clinical Trials and Commercial Phase supply.

VI. Molecular Insight Pharmaceuticals desires that upon completion of the Facility established under this Agreement that Nordion transition the manufacture of BMIPP from the existing facility to the new Facility established under this Agreement.

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained, and subject to the terms and conditions hereinafter set out, the parties hereto agree as follows:

                             ARTICLE 1 - DEFINITIONS

For the purposes of this Agreement:

1.1 "Affiliate" shall mean an entity or person which controls, is controlled by or is under common control with either party. For purposes of this section
     1.1 control shall mean (a) in the case of corporate entities, the direct or indirect ownership of more than one-half of the stock or participating shares entitled to vote for the election of directors, and (b) in the case of a partnership, the power to direct the management and policies of such partnership.

1.2 "Batch" shall mean a production batch of BMIPP manufactured under this Agreement and shall be of the size set forth on Schedule D attached hereto.

1.3 "BMIPP" shall mean I-123 labeled beta-methyl-iodo-phenyl-pentadecanoic acid in diagnostic dosage form for use in cardiac imaging (and also known as iodofiltic acid I-123).

1.4 "Clinical Trials" shall mean Phase III human trials for clinical development of BMIPP for the purpose of seeking pharmaceutical approval in the United States.

1.5 "Commercial Phase" shall mean the period of supply of BMIPP commencing after NDA regulatory approval has been received in the United States from the FDA by Molecular Insight Pharmaceuticals.

1.6 "Current Good Manufacturing Practices" or "cGMP(s)" shall mean the good manufacturing practices required by the FDA and as set forth in the FD&C or FDA rules and regulations for the manufacturing, testing and quality control of pharmaceutical materials as applied to compounds, which practices are current on the Effective Date of this Agreement and may be supplemented, amended or modified from time to time.

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1.7  "Effective Date" shall mean the date first above written.

1.8  "Excipients" shall mean the compounds specified on Schedule G.

1.9  "FDA" shall mean the United States Food and Drug Administration.

1.10 "FD&C" shall mean the United States Federal Food, Drug and Cosmetic Act, as amended.

1.11 "Facility" shall mean a new facility to be established by Nordion at its manufacturing site in Vancouver, British Columbia as described in Schedule A and pursuant to cGMPs, to be used for the production of BMIPP for Clinical Trial and Commercial Phase supply.

1.12 "Facility Milestone(s)" shall mean the milestones relating to the establishment of the Facility as described in Schedule A.

1.13 "Facility Program" shall mean the program by which Nordion shall establish the Facility in accordance with the Facility Milestones as described in Schedule A.

1.14 "IND" shall mean an Investigational New Drug Application as defined by the rules and regulations promulgated under the FD&C and U.S. Public Health Service Act and any supplements, modifications or amendments thereunder.

1.15 "Isotope" or "I-123" shall mean Iodine 123.

1.16 "Master Validation Plan" shall mean the program mutually agreed to by the parties by which documented evidence provides assurance that the Process will consistently produce BMIPP that meets Specifications.

1.17 "Molecular Insight Pharmaceuticals Background Technology" shall mean technology conceived, created, developed or reduced to practice by Molecular Insight Pharmaceuticals prior to or during the Term of this Agreement or independently of this Agreement, including, without limitation, patents, know-how, techniques, methods, processes, drawings, schematics, procedures, protocols, parameters, engineering details, functional descriptions, data and database content, technical or scientific information, manuals and trade secrets, which Molecular Insight Pharmaceuticals owns, uses, conceives, creates, develops, reduces to practice or provides in performing under this Agreement, or which is licensed to Molecular Insight Pharmaceuticals and which is in existence in the form of a writing, prototype or can otherwise be demonstrated to be

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     the property of Molecular Insight Pharmaceuticals, or to which Molecular
     Insight Pharmaceuticals has the rights.

1.18 "Nordion Background Technology" shall mean technology, conceived, created, developed or reduced to practice by Nordion prior to or during the Term of this Agreement or independently of this Agreement, including, without limitation, patents, know-how, techniques, methods, processes, drawings, schematics, procedures, protocols, parameters, engineering details, functional descriptions, data and database content, technical or scientific information, manuals and trade secrets, which Nordion owns, uses, conceives, creates, develops, reduces to practice or provides in performing under this Agreement, or which is licensed to Nordion and which is in existence in the form of a writing, prototype or can otherwise be demonstrated to be the property of Nordion or to which Nordion has the rights.

1.19 "NDA" shall mean a new drug application as defined in the rules and regulations promulgated under the FD&C and U.S. Public Health Service Act, as supplemented, modified or amended from time to time.

1.20 "Precursor" shall mean b-methyl-p-iodophenyl-pentadecanoic acid specified in Schedule G and produced pursuant to cGMPs.

1.21 "Process" shall mean the method of formulation, dispensing and testing of the BMIPP developed pursuant to the Development Agreement and in compliance with cGMPs, which shall be adjusted to accommodate an increase in production capability for Clinical Trial and Commercial Phase supply.

1.22 "Quality Agreement" shall mean the agreement set out in Schedule "F".

1.23 "Reference Standards" shall mean the cGMP compliant compounds as specified in Schedule G.

1.24 "Specification(s)" shall mean those final specifications for BMIPP as set out in Schedule B, as amended by mutual agreement of the parties from time to time.

1.25 "Term" shall mean the Initial Term and each Renewal Term as defined in section 14.1

The following Schedules attached to this Agreement are hereby incorporated by reference:

SCHEDULE A: Description of Facility Program, Facility Milestones, Facility
            Schedule

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SCHEDULE B: BMIPP Specifications

SCHEDULE C: Facility Construction Fees

SCHEDULE D: Price of Batches for Clinical Trial Supply

SCHEDULE E: Indicative Pricing of BMIPP for Commercial Phase Supply

SCHEDULE F: Quality Agreement

SCHEDULE G: Specifications for Precursor, Reference Standards, and Excipients

                               ARTICLE 2 - PURPOSE

2.1  SCOPE AND OBJECT

     The scope and object of this Agreement is to establish a new facility at Nordion's manufacturing site in Vancouver, British Columbia to implement the Process for the production and supply of BMIPP for Clinical Trials and Commercial Phase supply in accordance with the responsibilities and obligations attributed to each of the parties as set out in this Agreement, which represents an increase in production and supply from that set forth in the Development Agreement.

                          ARTICLE 3 - FACILITY PROGRAM

3.1  FACILITY CONSTRUCTION

     In consideration of Nordion establishing the Facility, Molecular Insight Pharmaceuticals will pay to Nordion the fees as set out in Schedule C, provided that the respective milestone(s) for establishing the Facility as set forth on Schedule A attached hereto are successfully met by Nordion.

     Nordion shall establish the Facility in accordance with its obligations described and attributed in Schedule A, it being understood that some activities may be reasonably delayed to the extent that such activity is premised on the work or provision of data, information or technology by Molecular Insight Pharmaceuticals. It is understood and acknowledged that due to the nature of the activities to be carried out during the establishment of the Facility, the time for completion and sequence for carrying out the activities as set out in Schedule A shall serve as a guide. Each party shall use their commercially reasonable best efforts in order to carry out, in a timely manner, their respective obligations and responsibilities set out in Schedule A.

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     If either party, acting in good faith, materially fails to satisfy any
     Facility Milestone or is unable to meet such milestone in accordance with the timing set out in Schedule A, such party shall provide written notice thereof to the other party and the parties shall determine a reasonable corrective action plan and revised milestone schedule. The payment schedule set forth on Schedule C shall be revised appropriately to reflect the revised milestone schedule. If the parties are unable to agree to a reasonable corrective action plan or revised milestone schedules after good faith negotiations for a period of 15 days, either party may submit such matter to binding arbitration pursuant to the JAMS Streamlined Rules and Procedures (except that each side shall be entitled to take up to two depositions prior to the arbitration hearing), with such arbitration to be held in Boston, MA. The arbitration shall be held before one arbitrator with appropriate experience with respect to such dispute who shall be mutually agreed upon by the parties and if there is no agreement by the parties (within 10 days of submission to arbitration) then such arbitrator shall be selected pursuant to Rule 12 of the JAMS Streamlined Rules and Procedures. The arbitrator shall have the authority to modify the contract in a manner consistent with the arbitrator's resolution of such dispute and shall be entitled to use equitable remedies to enforce the arbitration decision. The arbitration decision may also be enforced by any court of competent jurisdiction. The costs (including attorneys fees) of the arbitration and the fees of the arbitrator shall be allocated as the arbitrator deems appropriate.

     After the Facility is completed, Nordion shall, in consultation with Molecular Insight Pharmaceuticals, develop and implement a Master Validation Plan that will allow the production of BMIPP under cGMPs for Clinical Trial supply and for Commercial Phase supply. Prior to implementation, both parties shall in writing approve the Master Validation Plan which approval will not be unreasonably withheld.

     The parties acknowledge and agree that Schedule A may be amended during the course of establishing the Facility to accommodate unforeseen events and results. All such changes to Schedule A shall be made by written agreement of the parties. If any change to Schedule A materially impacts the scope of work to be provided by Nordion, Nordion will provide a written estimate of the increase cost, which must be approved in advance by Molecular Insight Pharmaceuticals. No work on such scope change shall be carried out by Nordion prior to Nordion's receipt of Molecular Insight Pharmaceuticals' written approval of such change.

     The parties, upon signing this Agreement, shall each designate a program manager, who shall be responsible for coordinating communication and monitoring performance under this Agreement. The program managers

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     shall meet monthly, in person or by telephone, for the purpose of reviewing the status of the project and assessing progress against the milestones and activities set forth in Schedule A. Minutes of meetings shall be prepared, maintained and provided to each of the parties. Prior to the monthly meetings, Nordion shall prepare and submit to Molecular Insight Pharmaceuticals a written report that sets forth in reasonable detail the progress of the Facility construction and indicates any problems that are known to Nordion or reasonably anticipated by Nordion to occur that either may result in the schedule for the Facility not being met in a timely manner or may result in a cost increase to be borne by Molecular Insight Pharmaceuticals.

3.2  USE OF THE FACILITY

     During the Term of this Agreement after transition to the Facility, Nordion shall ensure that the Facility is available for the production of BMIPP for supply to Molecular Insight Pharmaceuticals on an exclusive basis and Nordion shall only use the Facility for the production of BMIPP for Molecular Insight Pharmaceuticals. Nordion further agrees that it shall not
     (i) use other facilities for the production of BMIPP unless Molecular Insight Pharmaceuticals consents to the use of such other facilities in writing, such consent not to be unreasonably withheld, and (ii) manufacture BMIPP for any third party unless directed to do so in writing by Molecular Insight Pharmaceuticals.

3.3  MOLECULAR INSIGHT PHARMACEUTICALS RIGHT TO OBSERVE, INSPECT AND AUDIT

     During the Facility Program, upon ten (10) days prior written notice to Nordion, Molecular Insight Pharmaceuticals and any third-party consultant or auditor appointed by Molecular Insight Pharmaceuticals, such consultant and/or auditor being subject to a confidentiality agreement with and reasonably acceptable to Nordion, shall have reasonable access to observe and inspect the Facility for the purpose of determining the progress against Facility Milestones.

3.4  OWNERSHIP OF PHYSICAL ASSETS

     At all times Nordion will retain all right and title in and to the physical assets and real property that comprise the Facility and, for the purposes of this section 3.4, BMIPP and Molecular Insight Pharmaceuticals supplied components shall not be considered a physical asset. Upon the expiration or termination of this Agreement, Nordion, as owner of the Facility, shall be responsible for any and all costs, expenses and actions necessary in connection with the reconditioning, dismantling or disposing of the Facility or any parts thereof including, without limitation, any disposal, decommissioning or reclamation costs.

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3.5  REPAIRS AND MAINTENANCE

     After the Facility is established, Nordion shall maintain such Facility in satisfactory operating condition as required by the FDA, Specifications, Process and cGMPs, and all other applicable laws, regulations, rules or orders.

     The cost of repairs, preventive maintenance and service contracts for the Facility shall be borne by Nordion.

        ARTICLE 4 - GENERAL MANUFACTURE AND SUPPLY OBLIGATIONS OF NORDION

4.1  BMIPP SUPPLY AND TRANSITION

     After the Facility is established, Nordion agrees to (i) use the Process to produce Batches of BMIPP (in quantities specified on Schedule D or Schedule E, as applicable) that meet the Specifications, FDA requirements and are manufactured in conformance with cGMPs and (ii) make arrangements for shipment of BMIPP to third parties on behalf of Molecular Insight Pharmaceuticals as directed by Molecular Insight Pharmaceuticals. All Batches shall be shipped in regulatory approved lead shields. Nordion reserves the right to withhold from shipment any Batch, or portion thereof, which does not conform to Specifications. Nordion, at the time of execution of this Agreement, may be supplying BMIPP from an alternative facility under the Development Agreement. After completion of the Facility Program pursuant to this Agreement and provided that Nordion is capable of manufacturing BMIPP in the Facility, Nordion shall transition manufacture BMIPP to the Facility established pursuant to this Agreement within thirty
     (30) days. Nordion shall provide written notice to Molecular Insight Pharmaceuticals of completion of the Facility.

4.2  FACILITY RESERVATION FEE

     After completion of the Master Validation Plan and commencing with the first full month after the date on which Nordion is ready to commence manufacture of BMIPP in the Facility (of which Nordion shall notify Molecular Insight Pharmaceuticals in writing), Molecular Insight Pharmaceuticals shall, during the remainder of the Term, pay to Nordion a Facility reservation fee of ** ("Facility Reservation Fee"), which fee shall not be refundable or reimbursable but shall be credited in a given month towards amounts owed by Molecular Insight Pharmaceuticals for the purchase of Batches in such month. Payment of the purchase price for Batches delivered in excess of the Facility


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     Reservation Fee in a given month shall be invoiced to Molecular Insight
     Pharmaceuticals.

4.3  CLINICAL TRIAL SUPPLY PRICING

     The price for a Batch supplied to Molecular Insight Pharmaceuticals for Clinical Trials shall be as set out in Schedule D and shall be payable as set forth in Section 4.8 herein.

4.4  COMMERCIAL PHASE PRICING

     Within thirty (30) days after completion of the Facility Program and Process scale up for Commercial Phase supply (of which Nordion shall notify Molecular Insight Pharmaceuticals in writing), the parties shall negotiate in good faith, for a period not to exceed thirty (30) days, the pricing terms for the supply of BMIPP to Molecular Insight Pharmaceuticals during the Commercial Phase. Indicative pricing for the supply of BMIPP during the Commercial Phase is outlined in Schedule E. Such indicative pricing shall only serve as the basis for negotiation and discussion and shall not be binding; provided, however, that if the parties are unable to agree to pricing terms at the end of such 30-day negotiation period, then the initial price for BMIPP during the Commercial Phase shall be the lesser of
     (i) ** as set forth on Schedule E or (ii) the highest price per dose offered by Nordion during such negotiation period. Once the parties have agreed upon the pricing terms, such terms and conditions shall be added to Schedule E and form a part of this Agreement.

4.5  COMPLIANCE WITH LAW; HANDLING OF BMIPP

     While Precursor, Reference Standards, Isotope, Excipients and BMIPP are in its possession or under its control, Nordion shall be responsible for compliance in all material respects with applicable statutory and regulatory requirements in the United States and Canada.

4.6  TESTING, DOCUMENTATION, AND QUALITY ASSURANCE

     Nordion shall maintain accurate and complete production records with respect to the Process, Batches and shipments, and Molecular Insight Pharmaceuticals shall have access to such records in order to determine that each Batch was produced, tested and prepared for shipment in compliance with all applicable laws, rules, regulations, as well as the Specifications and cGMP requirements.

     The tests and analyses provided in the Specifications as well as the nature and form of records may be amended by Nordion from time to time,


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     subject to the consent of Molecular Insight Pharmaceuticals, which shall not be unreasonably withheld after Nordion shall have delivered to Molecular Insight Pharmaceuticals, in writing, an explanation of such changes and why they are necessary or advisable. The parties agree to execute the Quality Agreement in substantially the form attached as Schedule "F". Nordion shall manufacture, test, pack and prepare for shipment, BMIPP in conformance with cGMPs and regulations applicable to the shipment of radioactive materials and subject to the Quality Agreement.

     Molecular Insight Pharmaceuticals shall be entitled to audit Nordion's quality assurance processes in accordance with the Quality Agreement.

4.7  LABELS

     Molecular Insight Pharmaceuticals shall be solely responsible for, and shall provide and approve the form and content of, the labels (except lot number and expiry date which shall be the responsibility of Nordion) to be applied to BMIPP. Label form and content (other than lot number and expiry date) shall remain the liability and exclusive property of Molecular Insight Pharmaceuticals. Such labels shall not be used by Nordion after termination or expiration of this Agreement and the label provided by Molecular Insight Pharmaceuticals may only be used by Nordion for the purpose of performing its obligations under this Agreement.

4.8  PAYMENT

     Nordion shall invoice Molecular Insight Pharmaceuticals for the purchase price of Batches of BMIPP and all undisputed amounts shall be paid by Molecular Insight Pharmaceuticals within thirty (30) days of the date of the invoice. Any undisputed amounts which remain unpaid after the aforementioned thirty (30) day period shall bear interest calculated monthly based on the prime lending rate as published by the Canadian Imperial Bank of Commerce in Ottawa, Ontario, plus 3%.

     In the event Molecular Insight Pharmaceuticals disputes any particular invoiced item or amount, Molecular Insight Pharmaceuticals shall pay the non-disputed portion of the invoice and the parties shall attempt in good faith to resolve the dispute pertaining to the balance within fifteen (15) days of receipt of the notice of dispute issued by either party. If the parties are unable to resolve such dispute after good faith negotiations for a period of 15 days, either party may submit such matter to binding arbitration pursuant to the JAMS Streamlined Rules and Procedures (except that each side shall be entitled to take up to two depositions prior to the arbitration hearing), with such arbitration to be held in Boston, MA. The arbitration shall be held before one arbitrator with appropriate

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     experience with respect to such dispute who shall be mutually agreed upon by the parties and if there is no agreement by the parties (within 10 days of submission to arbitration) then such arbitrator shall be selected pursuant to Rule 12 of the JAMS Streamlined Rules and Procedures. The arbitrator shall have the authority to modify the contract in a manner consistent with the arbitrator's resolution of such dispute and shall be entitled to use equitable remedies to enforce the arbitration decision. The arbitration decision may also be enforced by any court of competent jurisdiction. The costs (including attorneys fees) of the arbitration and the fees of the arbitrator shall be allocated as the arbitrator deems appropriate. Nordion shall not be entitled to terminate this Agreement in connection with an invoice being disputed in good faith by Molecular Insight Pharmaceuticals.

     With respect to non-payment of undisputed amounts, Nordion shall not be entitled to suspend manufacturing activities or terminate this Agreement pursuant to section 14 unless and until the aggregate undisputed amount that is due and unpaid equals or exceeds US$100,000.00.

              ARTICLE 5 - GENERAL MOLECULAR INSIGHT PHARMACEUTICALS
                                   OBLIGATIONS

5.1  PRECURSOR, REFERENCE STANDARDS AND EXCIPIENTS

     Molecular Insight Pharmaceuticals or, at Molecular Insight Pharmaceuticals' discretion, its designee, shall provide to Nordion, at no charge, Precursor, Reference Standards and Excipients which meet the specifications in Schedule G in sufficient quantities to permit Nordion to meet its obligations hereunder. Nordion shall only use Precursor, Reference Standards and Excipients provided hereunder for the manufacture of BMIPP pursuant to this Agreement. Molecular Insight Pharmaceuticals shall at all times retain title in and to such materials in Nordion's possession.

5.2  UNAVAILABILITY OR SCARCITY OF PRECURSOR, REFERENCE STANDARDS OR EXCIPIENTS

     Molecular Insight Pharmaceuticals will notify Nordion upon Molecular Insight Pharmaceuticals becoming aware of a shortage of supply of Precursor, Reference Standards or Excipients, if such shortage will impact the manufacture of the BMIPP. Molecular Insight Pharmaceuticals shall not be liable for any delays or shortages in the supply of Precursor, Reference Standards or Excipients; provided, however, that any such shortages or delays in Precursor, Reference Standards or Excipients supply will not affect any amounts payable by Molecular Insight Pharmaceuticals pursuant to section 4.2 and shall excuse Nordion's performance of activities related to such Batch of BMIPP to the extent that

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     Nordion's non-performance was caused by the Precursor, Reference Standards or Excipients supply delay or shortage and only for a period of time equal to the delay.

5.3  ADDITIONAL COMPENSATION TO NORDION

     In addition to the amounts set forth In Schedule C, Molecular Insight Pharmaceuticals will compensate Nordion based on the rate of ** per person per hour for the time spent by Nordion on the following activities only and upon Molecular Insight Pharmaceuticals prior written request:

     (i) preparing and hosting Facility audits requested by Molecular Insight Pharmaceuticals including FDA preaudit inspections;

     (ii) preparing responses to FDA inquiries and preparation by Nordion of information requested by Molecular Insight Pharmaceuticals; and

     (iii) attending meetings with the FDA.

     Molecular Insight Pharmaceuticals shall reimburse Nordion for all reasonable costs incurred for travel and accommodation in carrying out the foregoing activities. Nordion shall provide an estimate of all such activities to Molecular Insight Pharmaceuticals prior to incurring the expenditure.

                           ARTICLE 6 - BMIPP SHIPMENTS

6.1  ORDERS AND SHIPMENTS

     During the Term of this Agreement, Molecular Insight Pharmaceuticals will forward orders to Nordion at its Ottawa, Ontario facility by facsimile or such other method as agreed by the parties. Each order will set forth the quantity of BMIPP to be produced and prepared for shipment, the identity of the recipient, delivery destination protocol number, IND/NDA number, applicable USNRC materials license number and IRS number. Delivery of BMIPP to Molecular Insight Pharmaceuticals or as otherwise directed by Molecular Insight Pharmaceuticals shall be Ex Works (Incoterms 2000) at Nordion's facility in Vancouver, British Columbia. Risk of loss of BMIPP shall pass to Molecular Insight Pharmaceuticals at point of delivery at Nordion's facility in Vancouver, British Columbia.

     During the Term of this Agreement Nordion shall use commercially reasonable best efforts to meet Molecular Insight Pharmaceuticals' orders and delivery requirements. Prior to the first shipment of BMIPP to any third party site, Molecular Insight Pharmaceuticals shall obtain from such third party and provide to Nordion such third party's license evidencing proper legal authority for the receipt and possession of BMIPP by such


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     third party. Molecular Insight Pharmaceuticals shall obtain all approvals, licenses and permits required to import BMIPP into the United States. Nordion shall make shipping arrangements with AirNet Express or such other carrier designated by Nordion and reasonably approved by Molecular Insight Pharmaceuticals. All BMIPP shipping costs incurred from the point of delivery transport vehicle Nordion's facility in British Columbia shall be borne by Molecular Insight Pharmaceuticals.

     Molecular Insight Pharmaceuticals shall be entitled to cancel any Batch ordered from Nordion by providing to Nordion at least two (2) business days written notice of cancellation prior to the later of commencement of production or the scheduled production date. The failure to give notice of cancellation hereunder shall result in Molecular Insight Pharmaceuticals being required to pay the full purchase price of such Batch to Nordion. All orders for BMIPP shall be forwarded by Molecular Insight Pharmaceuticals and received by Nordion by the Friday Noon (Eastern time) prior to the week in which BMIPP is to be manufactured.

6.2  LIMITED PRODUCT WARRANTY

     Nordion provides a product warranty, and does warrant for each Batch, that BMIPP will (i) conform with the Specifications, (ii) be manufactured, tested, processed, packed and prepared for shipment in accordance with cGMP's and (iii) be free from defects in material and workmanship for the period from the date of manufacture to the expiry date set out on each vial of BMIPP.

     If either party discovers that a Batch of BMIPP does not meet the Specifications, then the discovering party shall promptly communicate with the other party. All warranty obligations of Nordion with respect to a particular Batch shall cease and have no effect to the extent that any defect in such Batch arises from accident, abuse, misuse, alteration or gross negligence by Molecular Insight Pharmaceuticals or its suppliers. If Molecular Insight Pharmaceuticals determines that the failure to meet Specifications results from an act, failure to act or other fault of Nordion, or agent of Nordion, Nordion will promptly:

     (i)  replace such batch of BMIPP; and

     (ii) pay for shipping costs of replacement of BMIPP.

     In the event that Nordion reasonably disputes Molecular Insight Pharmaceuticals' determination that the fault is due to Nordion and/or its agent, the parties will select a mutually acceptable outside consulting firm which will be instructed to review the applicable information and data and confirm or dissent from Molecular Insight Pharmaceuticals' determination. If the consulting firm confirms Molecular Insight Pharmaceuticals'

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     determination, Nordion will have the obligations set out in this section and Nordion will pay the fees of such consulting firm. If the consulting firm dissents from Molecular Insight Pharmaceuticals' determination or determines that the failure to meet Specifications was due to products, information or services supplied by Molecular Insight Pharmaceuticals, Nordion will not have the obligations set out in this section with respect to the disputed Batch and Molecular Insight Pharmaceuticals will pay the fees for such consulting firm.

                          ARTICLE 7 - LICENSE/OWNERSHIP

7.1  ROYALTY-FREE LICENSE

     Molecular Insight Pharmaceuticals hereby provides to Nordion a non-exclusive, nontransferable, royalty-free license during the Term of this Agreement to use Molecular Insight Pharmaceuticals Background Technology relating to BMIPP and the radiolabelling of Precursor with I-123 for the sole purpose of assisting Nordion in carrying out its obligations set out in this Agreement.

7.2  OWNERSHIP

     Molecular Insight Pharmaceuticals Background Technology shall remain the sole and exclusive property of Molecular Insight Pharmaceuticals. Except to the extent that the Process is developed or contributed by Molecular Insight Pharmaceuticals, Molecular Insight Pharmaceuticals agrees and acknowledges that any and all ideas, know how, techniques, technology, methods, data, information, inventions or improvements that are conceived, written, created or first reduced to practice in the performance of the Process, the Nordion Background Technology and, subject to the limitations set forth in the second paragraph of this section 7.2, improvements to the Nordion Background Technology by Nordion or its employees shall be and remain the sole and exclusive property of Nordion.

     The parties acknowledge and agree that the process, to the extent jointly developed by Nordion and Molecular Insight Pharmaceuticals during the Term of this Agreement, whereby the Isotope is attached to the Precursor shall be proprietary technology jointly owned by both Nordion and Molecular Insight Pharmaceuticals and each party may continue to use and exploit such process as their own technology both during and after the Term of this Agreement.

     Nothing in this Agreement transfers or licenses any right, title or interest to Molecular Insight Pharmaceuticals Background Technology or Nordion Background Technology, except as expressly set out herein.

                  ARTICLE 8 - MOLECULAR INSIGHT PHARMACEUTICALS
                         REPRESENTATIONS AND WARRANTIES

8.1  MOLECULAR INSIGHT PHARMACEUTICALS' REPRESENTATIONS AND WARRANTIES

     Molecular Insight Pharmaceuticals represents, warrants and covenants that:

     (i)  it has full right, power and authority to enter into this Agreement;

     (ii) it is the owner or has the right of use of the Molecular Insight Pharmaceuticals Background Technology supplied to Nordion by Molecular Insight Pharmaceuticals to assist Nordion in manufacturing BMIPP and in carrying out its obligations hereunder;

     (iii) to Molecular Insight Pharmaceuticals' knowledge, there is no action or proceeding pending or, to its knowledge, threatened against Molecular Insight Pharmaceuticals before any court, administrative agency or other tribunal which would have an adverse material effect on its business or its ability to perform its obligations hereunder;

     (iv) it has the right to grant the license in section 7.1 and right to permit Nordion to use Molecular Insight Pharmaceuticals Background Technology to the extent required to assist Nordion in carrying out its obligations under this Agreement;

     (v) it has not received any written notice of adverse claim or infringement of any patent or other intellectual property right, or misappropriation of trade secrets in connection with, the Molecular Insight Pharmaceuticals Background Technology or the use and exploitation of the Precursor, Reference Standard, Excipients or BMIPP;

     (vi) to Molecular Insight Pharmaceuticals' knowledge, making, using, offering for sale or selling of Precursor, Reference Standards, Excipients and BMIPP and the data, information, technology and know how used in the Process and manufacture of BMIPP contributed by Molecular Insight Pharmaceuticals do not infringe any valid third party patent, pending published patent application or other intellectual property right;

     (vii) it is not under any obligations, contractual or otherwise, to any other entity that might conflict, interfere or be inconsistent with any of the provisions of this Agreement;

     (viii) it shall obtain and maintain at its expense, all licenses, permits and approvals necessary for it to perform its obligations under this Agreement;

     (ix) as of the Effective Date, it is not currently subject to any proceeding pending or, to its knowledge, threatened for reorganization, liquidation or dissolution for the benefit of its creditors or otherwise;

     (x) BMIPP shall not be misbranded within the meaning of the FD&C as a result of the application of the label content supplied by Molecular Insight Pharmaceuticals to Nordion pursuant to this Agreement, and BMIPP is not an article which may not be introduced into interstate commerce under the provisions of section 505 of the FD&C.

              ARTICLE 9 - NORDION'S REPRESENTATIONS AND WARRANTIES

9.1  REPRESENTATIONS AND WARRANTIES

     Nordion represents, warrants and covenants that:

     (i)  it has full right and authority to enter into this Agreement;

     (ii) it is the owner or has the right to use the Nordion Background Technology and other Nordion proprietary technology used during the Term of this Agreement;

     (iii) the Nordion Background Technology does not, to Nordion's best information and belief, infringe any patents, copyright or other industrial or intellectual property rights of third parties;

     (iv) it has not received any notice of adverse claim of infringement of any patent or other intellectual property right, or of misappropriation of trade secrets, in connection with the use and exploitation of the Nordion Background Technology;

     (v) there is no action or proceeding pending or, to its knowledge, threatened against Nordion before any court, administrative agency or other tribunal which would have an adverse material effect on Nordion's business or its ability to perform its obligations hereunder;

     (vi) as of the Effective date, Nordion is not currently subject to any proceeding pending or, to its knowledge, threatened for reorganization, liquidation or dissolution for the benefit of its creditors or otherwise;

     (vii) it shall obtain and maintain, at its expense, all Facility licenses, permits and approvals necessary for it to manufacture BMIPP under this Agreement and shall provide Molecular Insight Pharmaceuticals with copies of such licenses, permits and approvals upon request;

     (viii) the BMIPP delivered pursuant to this Agreement shall, at the time of delivery by Nordion to Molecular Insight Pharmaceuticals, not be misbranded (to the extent branded by Nordion) or adulterated within the meaning of FD&C and effective at the time of delivery of the BMIPP.

                             ARTICLE 10 - INDEMNITY

10.1 INDEMNIFICATION BY MOLECULAR INSIGHT PHARMACEUTICALS

     Molecular Insight Pharmaceuticals agrees to indemnify, defend and hold Nordion and its Affiliates and their respective directors, officers, employees and agents, harmless from and against any damages, claims, liabilities and expenses (including, but not limited to, reasonable attorney's fees) resulting from any third party claims or suits ("General Claims Against Nordion") arising out of (a) Molecular Insight Pharmaceuticals' or a third party's use, handling or shipping of Reference Standards, Precursor, Excipients or BMIPP (including in the event that Nordion makes shipping arrangements on behalf of Molecular Insight Pharmaceuticals), (b) Molecular Insight Pharmaceuticals' breach of any of its material obligations, warranties or representations hereunder, or (c) Molecular Insight Pharmaceuticals' negligent acts or omissions or willful misconduct. Notwithstanding the foregoing, Molecular Insight Pharmaceuticals will not be required to indemnify, defend and hold Nordion and its Affiliates and their respective directors, officers, employees and agents harmless from and against any General Claims Against Nordion to the extent that such claims arise out of (i) Nordion's breach of any of its obligations, warranties or representations hereunder; (ii) Nordion's negligent acts or omissions or willful misconduct; (iii) any failure of Nordion to manufacture, handle, store, label, package, or prepare for shipment BMIPP in accordance with this Agreement, cGMPs or any other applicable laws, rules, regulations or other requirements of any applicable governmental entity; or (iv) any failure of Nordion to manufacture BMIPP consistent with the Specifications and requirements set forth herein. Notwithstanding anything in this section 10.1, "General Claims Against Nordion" shall not include "IP Claims Against Nordion" as described in section 10.3.

10.2 INDEMNIFICATION BY NORDION

     Nordion agrees to indemnify, defend and hold Molecular Insight Pharmaceuticals and its Affiliates and their respective directors, officers, employees and agents, harmless from and against any damages, claims, liabilities and expenses (including, but not limited to, reasonable attorney's fees) resulting from any third party claims or suits ("General Claims Against Molecular Insight Pharmaceuticals") arising out of (a) Nordion's manufacture, handling, storage, labeling, packaging or preparation for shipment of BMIPP; (b) Nordion's breach of any of its material obligations, warranties or representations hereunder; (c) Nordion's negligent acts or omissions or willful misconduct; or (d) any failure of the BMIPP to meet the Specifications. Notwithstanding the foregoing, Nordion will not be required to indemnify, defend and hold Molecular Insight Pharmaceuticals and its Affiliates and their respective directors, officers, employees and agents harmless from and against any General Claims Against Molecular Insight Pharmaceuticals to the extent that such claims arise out of (i) Molecular Insight Pharmaceuticals' breach of any of its obligations, warranties or representations hereunder; (ii) Molecular Insight Pharmaceuticals' negligent acts or omissions or willful misconduct; (iii) any defect or failure of Reference Standards, Precursor or Excipients to meet applicable specifications or (iv) Molecular Insight Pharmaceuticals' or third party's use, handling or shipment of Reference Standards, Precursor, Excipients or BMIPP. Notwithstanding anything in this section 10.2, "General Claims Against Molecular Insight Pharmaceuticals" shall not include "IP Claims Against Molecular Insight Pharmaceuticals" as described in section 10.4.

10.3 INTELLECTUAL PROPERTY CLAIMS AGAINST NORDION

     Molecular Insight Pharmaceuticals agrees to indemnify, defend and hold Nordion and its Affiliates and their respective directors, officers, employees and agents, harmless from and against any damages, claims, liabilities and expenses (including, but not limited to, reasonable attorneys' fees) resulting from any third party claims or suits arising out of any proceeding instituted by or on behalf of a third party based upon a claim that Molecular Insight Pharmaceuticals Background Technology, the Process (only to the extent contributed by Molecular Insight Pharmaceuticals), use or sale of the Reference Standards, Precursors, Excipients or BMIPP infringes a patent or any other intellectual property right of a third party in the United States or Canada ("IP Claims Against Nordion"). To the extent the Process or method of manufacture is developed or contributed by Nordion, Molecular Insight Pharmaceuticals will not be required to indemnify, defend or hold harmless Nordion or its Affiliates, and their respective directors, officers, employees and agents from and against IP Claims Against Nordion.

10.4 INTELLECTUAL PROPERTY CLAIMS AGAINST MOLECULAR INSIGHT PHARMACEUTICALS

     Nordion agrees to indemnify, defend and hold harmless Molecular Insight Pharmaceuticals and its Affiliates, and their respective directors, officers, employees and agents from and against any damages, claims, liabilities and expenses (including, but not limited to, reasonable attorney's fees) resulting from any third party claims or suits arising out of any proceeding instituted by or on behalf of a third party based upon a claim that the Nordion Background Technology, the method of manufacture of BMIPP or the Process to the extent developed or contributed by Nordion, infringes a patent or other intellectual property right of a third party in the United States or Canada ("IP Claims Against Molecular Insight Pharmaceuticals").

10.5 NORDION INFRINGEMENT

     In the event that any portion of the Nordion Background Technology, required in the manufacture of BMIPP, in the opinion of independent counsel mutually selected by the parties, becomes the subject of a valid claim for a patent, copyright or other intellectual property right infringement then Nordion shall, for a period of at least sixty (60) days after issuance of the opinion, use its commercially reasonable efforts to:

     i)   procure the right to continue using the technology, or

     ii) modify the Nordion Background Technology to become non-infringing (with all Nordion costs, including any increase to the cost of the manufacturing of BMIPP by Nordion, to be borne by Nordion).

     After expiry of the sixty (60) day period from the issuance of the aforementioned opinion, if Nordion has been unable to remedy the infringement in accordance with subparagraph i) or ii) above, Molecular Insight Pharmaceuticals or Nordion, may upon written notice, suspend manufacturing activities and/or terminate this Agreement. The provisions of this section 10.5 are in addition to, and do not in any way limit, the indemnification obligations of Nordion set forth in this section 10.

10.6 MOLECULAR INSIGHT PHARMACEUTICALS INFRINGEMENT

     In the event that any portion of the Molecular Insight Pharmaceuticals Background Technology required in the manufacture of BMIPP, in the opinion of independent counsel mutually selected by the parties, becomes the subject of a valid claim for a patent, copyright or other intellectual property right infringement, then Molecular Insight Pharmaceuticals shall, for a period of at least sixty (60) days after issuance of the opinion, use its commercially reasonable efforts to:

     i)   procure the right to continue using the technology, or

     ii) modify the Molecular Insight Pharmaceuticals Background Technology to become non-infringing provided such modification does not increase the cost of manufacture of BMIPP by Nordion (with all Molecular Insight Pharmaceuticals' costs including any increase to the cost of the manufacturing of BMIPP by Nordion to be borne by Molecular Insight Pharmaceuticals).

     After expiry of the sixty (60) day period from the issuance of the aforementioned opinion, if Molecular Insight Pharmaceuticals has been unable to remedy the infringement in accordance with subparagraph i) or ii) above, Nordion or Molecular Insight Pharmaceuticals may upon written notice, suspend manufacturing activities and/or terminate this Agreement. The provisions of this section 10.6 are in addition to, and do not in any way limit, the indemnification obligations of Molecular Insight Pharmaceuticals set forth in this section 10.

10.7 INDEMNIFICATION PROCEDURES

     A party (the "Indemnitee") intending to claim indemnification under this Agreement shall promptly notify the other party (the "Indemnitor") in writing of any action, claim or other matter in respect of which the Indemnitee or any of its directors, officers, employees or agents intend to claim such indemnification; provided, however, the failure to provide such notice within a reasonable period of time shall not relieve the Indemnitor of any of its obligations hereunder except to the extent the Indemnitor is materially prejudiced by such failure. The Indemnitor shall be entitled to control the defense of and/or settle any such action, claim or other matter. The Indemnitee agrees to the complete control of such defense or settlement by the Indemnitor, provided, however, any settlement of such claims shall require the Indemnitee's prior written consent unless such settlement includes a full release of the Indemnitee, in which case no consent shall be required. The Indemnitee and its directors, officers, employees and agents shall co-operate fully with the Indemnitor and its legal representatives in the investigation and defence of any action, claim or other matter covered by this indemnification. The Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and at its own expense.

                         ARTICLE 11 - REGULATORY MATTERS

11.1 REGULATORY STATUS

     Upon Nordion's reasonable request, Molecular Insight Pharmaceuticals shall provide updates to Nordion on submissions to the FDA and other jurisdictions and regulatory agencies for marketing authorization with respect to BMIPP.

11.2 MOLECULAR INSIGHT PHARMACEUTICALS RESPONSIBILITIES

     It shall be the responsibility of Molecular Insight Pharmaceuticals or its designee to file, obtain and maintain an IND/NDA, registrations, listings, authorizations and approvals as the FDA or any other applicable governmental entity may require to enable use of BMIPP in Clinical Trials and the Commercial Phase in the United States. Nordion shall provide directly to Molecular Insight Pharmaceuticals, or at Nordion's discretion for the purpose of protection of its proprietary technology with respect to the manufacture of the Isotope, directly to the regulatory authority (with a copy to Molecular Insight Pharmaceuticals purged of Nordion proprietary technology) all required information in its possession necessary to assist Molecular Insight Pharmaceuticals in filing, obtaining and maintaining all licenses, registrations, listings, authorizations and approvals of any governmental entities necessary for the use of BMIPP in support of Molecular Insight Pharmaceuticals' BMIPP IND/NDA submission.

11.3 NORDION RESPONSIBILITIES

     Nordion shall be responsible for obtaining and maintaining all necessary Facility licenses, registrations, authorizations and approvals which are necessary to develop, manufacture, handle, store, label, package and prepare for shipment BMIPP under cGMP conditions and other regulatory requirements including, but not limited to, the use and handling of radioactive materials.

     At Nordion's expense, Nordion shall update and maintain its existing I-123 bulk chemical Drug Master File ("DMF") with the FDA as may be required for Molecular Insight Pharmaceuticals' IND/NDA for BMIPP. Nordion hereby grants Molecular Insight Pharmaceuticals a right of reference to such DMF, and upon request shall provide a letter of access to the DMF allowing regulatory review of the DMF by the FDA in conjunction with Molecular Insight Pharmaceuticals' BMIPP submissions.

11.4 GOVERNMENT INSPECTIONS, COMPLIANCE REVIEW AND INQUIRIES

     Upon request of any governmental entity or any third party entity authorized by a governmental entity, such entity shall, for the purpose of regulatory review, have access to observe and inspect the (i) Facility,
     (ii) procedures used for the storage of Reference Standards, Precursor and Excipients, and (iii) manufacturing, testing, storage and preparation for shipment of BMIPP, including Process development operations, and auditing the Facility for compliance with cGMP and/or other applicable regulatory standards. Nordion shall give Molecular Insight Pharmaceuticals prompt written notice of any upcoming inspections or audits by a governmental entity of the Facility or any of the foregoing and shall allow Molecular Insight Pharmaceuticals to participate in such audits by being present at any FDA close-out meeting and shall provide Molecular Insight Pharmaceuticals with a written summary of such inspection or audit following completion thereof. Notwithstanding the foregoing Molecular Insight Pharmaceuticals shall be entitled to have a representative in attendance at the Facility as an observer for the pre-approval inspection. Nordion agrees to use commercially reasonable efforts promptly to rectify or resolve any deficiencies noted by a government entity in a report or correspondence issued to Nordion. Subject to any specific arrangements agreed upon by the parties, Molecular Insight Pharmaceuticals shall be responsible for communicating with any governmental authority concerning the BMIPP or the marketing, distribution or sale of BMIPP, and Nordion shall, in accordance with the compensation rates set forth in section 5.3, provide Molecular Insight Pharmaceuticals with whatever assistance Molecular Insight Pharmaceuticals may reasonably require to assist it in such communications. Nordion shall have no such communications specifically related to BMIPP, except to the extent that they relate to Nordion's manufacturing activities under this Agreement, in which case Nordion shall be responsible for such communications. Notwithstanding the foregoing and except to the extent that an immediate communication is necessary under the circumstances or required by law, Nordion in good faith shall consult in advance with Molecular Insight Pharmaceuticals regarding all communications that relate to BMIPP or to Nordion's ability to manufacture BMIPP pursuant to this Agreement.

11.5 ACCESS TO THE FACILITY

     Molecular Insight Pharmaceuticals shall have reasonable access to the Facility at least once per calendar quarter. Molecular Insight Pharmaceuticals shall provide to Nordion at least five (5) business days prior written notice of requested access to the Facility for the purpose of this section. All such information disclosed to Molecular Insight Pharmaceuticals or its employees or agents, shall be deemed to be Nordion's Confidential Information as such term is defined in section 12.1 of this Agreement.

11.6 COMPLAINTS AND ADVERSE REACTIONS

     Nordion or Molecular Insight Pharmaceuticals shall provide to each other prompt notice of any information either of them receives regarding the safety of the Precursor, Reference Standards, Excipients, BMIPP or Isotope, including any confirmed or unconfirmed information regarding adverse, serious or unexpected events associated with BMIPP that may implicate the manufacture of BMIPP or one of its components; provided, however, that Molecular Insight Pharmaceuticals shall not be required to provide clinical trial reporting to Nordion. For serious or adverse events, notice must be given by telephone within one (1) business day after receipt of the information, followed immediately with written notice, advising the other of any adverse reaction or safety issues with respect to BMIPP of which it becomes aware, regardless of the origin of such information. Any other complaints shall be reported in writing to the other party on a weekly basis. Nordion agrees to co-operate with Molecular Insight Pharmaceuticals and any governmental entity in evaluating any complaint, claim, safety or adverse use report related to BMIPP. Nordion will provide timely assistance in responding to any complaints, including reviews of Batch records and retained samples as well as any necessary testing.

11.7 RECALLS

     Molecular Insight Pharmaceuticals shall notify Nordion promptly if BMIPP is the subject of a recall or correction (a "Recall"), and Molecular Insight Pharmaceuticals and/or its designee shall have sole responsibility for the handling and disposition of such Recall. Molecular Insight Pharmaceuticals and/or its designee shall bear the costs of any Recall of BMIPP unless and to the extent such Recall shall have been the result of Nordion's or its agents or employees acts or omissions or any product defects for which Nordion is responsible in which case Nordion shall to such extent be responsible for all of Molecular Insight Pharmaceuticals' reasonable out-of-pocket costs incurred for:

     (i)  notification of recall to Nordion and third parties;

     (ii) return shipment of any defective BMIPP to Nordion; and

     (iii) replacement of BMIPP.

     In the event that Nordion disputes Molecular Insight Pharmaceuticals' determination that the fault is due to Nordion and/or to its employees or agents, the parties will select a mutually agreeable outside consulting firm which will be instructed to review the applicable information and data and to confirm or dissent from Molecular Insight Pharmaceuticals' determination. If the consulting firm confirms Molecular Insight Pharmaceuticals' determination, Nordion will pay the fees of such consulting firm. If the consulting firm dissents from Molecular Insight Pharmaceuticals' determination Nordion will not have the obligations set forth herein with respect to the Recall and Molecular Insight Pharmaceuticals will pay the fees of such consulting firm. Molecular Insight Pharmaceuticals and/or its designee shall maintain records of all sales, shipping records of BMIPP and customers in sufficient detail to adequately administer a Recall for the period of time as required by applicable regulation.

11.8 NEW REGULATORY REQUIREMENTS

     Each party shall promptly notify the other of new regulatory requirements of which it becomes aware which are relevant to the manufacture of BMIPP under this Agreement and which are required by the FDA and other applicable governmental entities. The parties shall confer with each other with respect to the best means to implement and comply with such requirements. Any modifications or additions to the Facility required as a result of new regulatory requirements shall be borne by Molecular Insight Pharmaceuticals.

11.9 RECORDS

     Nordion shall maintain all records necessary to evidence compliance in all material respects with (i) all applicable laws, rules, regulations and other requirements of applicable governmental entities in the United States and Canada relating to the supply and manufacture of BMIPP; (ii) the Specifications; and (iii) material obligations under this Agreement. All such records shall be maintained by Nordion for at least two (2) years after termination or expiration of this Agreement. Nordion shall provide to Molecular Insight Pharmaceuticals reasonable access to such records upon request. Prior to destruction of any record after such time, Nordion shall give written notice to Molecular Insight Pharmaceuticals. Molecular Insight Pharmaceuticals shall have the right within thirty (30) days of receipt of such notice to request that Nordion maintain such records in an off site storage facility for such longer periods as Molecular Insight Pharmaceuticals requests, provided that Molecular Insight Pharmaceuticals pays all costs associated with such off site storage.

                          ARTICLE 12 - CONFIDENTIALITY

12.1 CONFIDENTIALITY AND EXCEPTIONS

     During the Term of this Agreement and for a period of ten (10) years thereafter, each party hereto shall maintain in confidence and not use or disclose to others for any purpose, other than to its employees or agents (which agents shall enter into a confidentiality agreement incorporating similar terms as set forth herein or be otherwise reasonably acceptable to the other party) with a need to know such information to perform such party's obligations under this Agreement or other than as expressly authorized in this Agreement, the content of the transactions contemplated herein, all technology including Molecular Insight Pharmaceuticals Background Technology, Nordion Background Technology and improvements thereto, and other information disclosed to such party by the other party which is identified as "Confidential Information" by the disclosing party (collectively "Confidential Information"). This obligation of confidentiality shall not apply to the extent that it can be established by the party in receipt of such information, that the information:

     (i)  was already known to the receiving party at the time of disclosure;

     (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure;

     (iii) became generally available to the public or otherwise part of the public domain after its disclosure to the receiving party through no act or omission of the receiving party;

     (iv) was disclosed to the receiving party by a third party who was not known to the receiving party to have obligations restricting disclosure of such information; or

     (v) was independently developed by the receiving party without any use of Confidential Information of the disclosing party.

     Each party agrees that it will take the same steps to protect the confidentiality of the other party's Confidential Information as it takes to protect its own proprietary and confidential information, which shall in no event be less than commercially reasonable steps. Each party, and its employees and agents shall protect and keep confidential and shall not use, publish or otherwise disclose to any third party, except as permitted by this Agreement, or with the other party's written consent, the other party's Confidential Information.

     All Confidential Information supplied by one party to the other to assist in carrying out the obligations hereunder shall remain the property of such party and shall be returned to the other party upon termination or expiration of this Agreement.

                     ARTICLE 13 - DISCLOSURE OF INFORMATION

13.1 AUTHORIZED DISCLOSURE

     Notwithstanding section 12.1 each party may disclose Confidential Information to the extent such disclosure is reasonably necessary for prosecuting or defending litigation and/or complying with applicable government laws, rules or regulations, provided that if a party is required by law or regulation to make any such disclosure of the other party's Confidential Information, except where impracticable for necessary disclosure, for example in the event of medical emergency, it will give reasonable notice to the other party of such disclosure requirement and will use its reasonable efforts to secure a protective order or limit the extent of the information to be disclosed.

                        ARTICLE 14 - TERM AND TERMINATION

14.1 TERM

     This Agreement shall commence upon the Effective Date and, unless terminated earlier pursuant to this Agreement or extended upon mutual agreement of the parties, shall expire six (6) years after the Effective Date (the "Initial Term"). Thereafter, this Agreement shall automatically be renewed for successive additional two (2) year terms (each a "Renewal Term"). Either party may terminate this Agreement by providing two (2) years prior written notice to the other party during the Initial Term such termination to be effective upon expiry of the Initial Term at the 6th year anniversary or during any Renewal Term upon two (2) years prior written notice.

14.2 TERMINATION FOR BREACH

     Subject to section 4.8, this Agreement may be terminated by either party in the event of breach by the other party of a material term or condition hereof; provided, however, the other party shall first give to the breaching party written notice of the proposed termination of this Agreement (a "Breach Notice"), specifying the grounds therefore. Upon receipt of such Breach Notice, the breaching party shall have such time as necessary, but in any event not more than ninety (90) days, to cure such breach (or thirty (30) days with respect to a failure by Molecular Insight Pharmaceuticals to pay any undisputed amounts when due which, in the aggregate, exceed US$100,000 but excluding for this purpose all amounts which Molecular Insight Pharmaceuticals' in good faith disputes are due to Nordion which are subject to Section 4.8 herein). If the breaching party does not cure such breach within such cure period, the other party may terminate the Agreement without prejudice to any other rights or remedies which may be available to the non-breaching party.

     With respect to the supply of Batches of BMIPP by Nordion pursuant to orders placed pursuant to this Agreement, Nordion's failure to supply Batches in a timely manner and consistent with such orders and the Specifications shall not be considered a material breach by Nordion unless and until Nordion has failed, in any one year period, to fulfill more than four (4) Batch orders consistent with the Specifications, provided (i) the failure to supply is not attributable, in whole or in part, directly or indirectly, to Molecular Insight Pharmaceuticals and (ii) Nordion fails to supply a replacement Batch meeting the Specifications in accordance with this Agreement within one (1) week of the delivery date of the originally scheduled Batch (a "Supply Breach"). In the event of a Supply Breach, Molecular Insight Pharmaceuticals may terminate this Agreement upon thirty
     (30) days prior written notice to Nordion provided it gives written notice of termination to Nordion within sixty (60) days of the Supply Breach. Any failure by Nordion to manufacture or supply BMIPP due to a Force Majeure shall not be a material breach under this Agreement.

14.3 BANKRUPTCY

     This Agreement may be terminated by a party in the event the other party files a petition in bankruptcy, is adjudicated a bankrupt, makes an assignment for the benefit of its creditors, or otherwise seeks relief under or pursuant to any bankruptcy, insolvency or reorganization statute or proceeding, or if a petition in bankruptcy is filed against it which is not dismissed within ninety (90) days or proceedings are taken to liquidate the assets of such party.

14.4 REMEDIES UPON TERMINATION

     In the event of termination of this Agreement, in addition to any other remedies available to either of the parties:

     (i) Nordion shall use reasonable efforts to terminate all activities under this Agreement immediately;

     (ii) within forty-five (45) days of such termination, at Molecular Insight Pharmaceuticals' request and expense, Nordion shall deliver to Molecular Insight Pharmaceuticals all data, documentation and other information belonging to Molecular Insight Pharmaceuticals pursuant to the terms of this Agreement;

     (iii) all licenses granted by Molecular Insight Pharmaceuticals to Nordion under this Agreement shall immediately terminate, and

     (iv) within sixty (60) days of such termination all Precursor, Reference Standards and Excipients remaining in inventory shall at Molecular Insight Pharmaceuticals' option and expense be disposed of or returned by Nordion to Molecular Insight Pharmaceuticals.

     Molecular Insight Pharmaceuticals shall pay to Nordion any amounts otherwise due within thirty (30) days of the date of termination.

                               ARTICLE 15 - SURVIVAL

15.1 CONSEQUENCES OR TERMINATION OR EXPIRATION

     All sections which by their nature must survive in order to give effect to their intent and meaning shall survive termination or expiration of this

     Agreement, including, without limitation, sections 3.4, 7.2, 10.1 - 10.4, 10.7, 11.9, 12.1, 14.4, 17.1 and 21.1.

                              ARTICLE 16 - NOTICES

16.1 ANY NOTICE TO BE SENT TO A PARTY HEREUNDER SHALL BE FORWARDED TO:

     Nordion at:                       MDS Nordion
                                       447 March Road
                                       Ottawa, ON
                                       K2K 1X8

     Attention:                        Vice President, Products and Services
                                       Fax: 613-592-0767

     Molecular Insight Pharmaceuticals
     at:

                                       Molecular Insight Pharmaceuticals, Inc.
                                       160 Second Street
                                       Cambridge, MA

     Attention:                        Chief Operating Officer
                                       Fax: 617-492-5664

     Any notice required or authorized to be given by a party to the other in accordance with the provisions of this Agreement shall, unless otherwise specifically stipulated, be in writing and delivered personally, by a nationally recognized overnight courier, or if by electronic facsimile confirmed by certified or registered mail. Notice shall be deemed delivered upon receipt.

                         ARTICLE 17 - LIMITED LIABILITY

17.1 DISCLAIMER

     EXCEPT IN THE CASE OF THEIR RESPECTIVE INDEMNIFICATION OBLIGATIONS HEREIN, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR INDIRECT, CONTINGENT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, WHETHER IN CONTRACT, TORT, OR ANY OTHER CAUSE OF ACTION, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

17.2 LIMITATION OF PRODUCT WARRANTY

     MOLECULAR INSIGHT PHARMACEUTICALS ACKNOWLEDGES THAT NORDION IS MANUFACTURING AND SUPPLYING BMIPP TO MEET SPECIFICATIONS. EXCEPT AS EXPRESSLY SET OUT IN THIS AGREEMENT, NORDION HEREBY DISCLAIMS ALL OTHER WARRANTIES OR CONDITIONS, WHETHER EXPRESS OR IMPLIED, STATUTORY

     OR OTHERWISE INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                             ARTICLE 18 - ASSIGNMENT

18.1 NO ASSIGNMENT

     This Agreement shall enure to the benefit of and shall be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties. Neither Nordion nor Molecular Insight Pharmaceuticals shall assign this Agreement or any portion of this Agreement without the written approval of the other party, which approval shall not be unreasonably or untimely withheld; provided, however, that Molecular Insight Pharmaceuticals or Nordion may assign this Agreement without the other's consent in connection with the sale of all or substantially all of its assets or the business to which this Agreement pertains, to a third party or in connection with a merger, consolidation or similar transaction.

                             ARTICLE 19 - COMPLIANCE

19.1 COMPLIANCE WITH LAWS

     This Agreement and Nordion's and Molecular Insight Pharmaceuticals' obligations hereunder shall be carried out in all material respects in compliance with all applicable laws, by-laws, rules, regulations and orders of all applicable Federal, State, Provincial and Municipal governments.

                             ARTICLE 20 - NON-WAIVER

20.1 NON-WAIVER OF RIGHTS

     Failure by either party to enforce at any time any of the provisions of this Agreement shall not be construed as a waiver of its rights hereunder. Any waiver of a breach of any provision hereof shall not be effective unless in writing and shall not affect either party's rights in the event of any additional breach.

20.2 FORCE MAJEURE

     Neither party shall be liable to the other for failure to perform or delay in performing its obligations under this Agreement by virtue of the occurrence of an event of Force Majeure. In the event of Force Majeure, the party affected shall promptly notify the other and shall exert commercially reasonable efforts to eliminate, cure or overcome such event and to resume performance of its obligations. In the event such Force Majeure affecting either party continues for more than ninety (90) days the party not subject of the Force Majeure may, upon thirty (30) days written notice terminate this Agreement. "Force Majeure" shall mean an occurrence arising from unforeseen circumstances beyond a party's reasonable control which prevents, delays or interferes with the performance by such party of any of its obligations hereunder including without limitation an event that occurs by reason of any act of God, flood, power failure, fire, explosion, casualty or accident, or war, revolution, civil commotion, acts of public enemies, act of terrorism, blockage or embargo, interruption of or delay in transportation, strike or labor disruption.

                             ARTICLE 21 - INSURANCE

21.1 PRODUCT LIABILITY INSURANCE

     During the Term of this Agreement and for a period of one (1) year thereafter Molecular Insight Pharmaceuticals at its own expense shall provide and maintain a products liability insurance policy issued by a reputable insurance company with respect to BMIPP. Such policy shall add Nordion as an additional insured and shall have a limit of liability of not less than eight million United States dollars (US$8,000,000) per occurrence and in the aggregate. Molecular Insight Pharmaceuticals shall be solely responsible for any deductible or retention associated with this policy and such deductible or retention amounts shall not affect Nordion's interests. The policy shall contain a cross liability clause and shall provide for severability of interest such that breach of a policy condition committed by any one insured shall not adversely affect the rights of the other insured. Nordion shall be provided thirty (30) days' prior written notice of any material change to the policy and such change shall be subject to Nordion's prior written consent, which consent shall not be unreasonably withheld. Nothing contained in this section shall be deemed to limit in any way the indemnification provisions contained in this Agreement.

                            ARTICLE 22 - PUBLICATION

22.1 PUBLICITY

     The parties agree that, except as may otherwise be required by applicable laws, regulations, rules or orders or in connection with obtaining regulatory approvals for BMIPP, no information concerning this Agreement and the transactions contemplated herein shall be made public by either party without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed. In the event either party decides to issue a press release announcing the execution of this Agreement, it shall not do so without the prior written approval of the other party.

     A copy of any proposed press release shall be provided to the other party for approval at least three (3) business days prior to any proposed release.

     In the event that this Agreement or any portion of its contents is required to be disclosed by Molecular Insight Pharmaceuticals or Nordion pursuant to Security Exchange Commission rules or regulations, the FDA, or other federal or state authorities, Molecular Insight Pharmaceuticals or Nordion, as the case may be, shall provide reasonable notice to the other prior to any such disclosure in order that, to the extent possible while enabling the party to comply with the applicable laws, rules and regulations.

                         ARTICLE 23 - DISPUTE RESOLUTION

23.1 DISPUTE RESOLUTION

     Except as otherwise set out, in the event that at any time during the Term of this Agreement, a disagreement, dispute, controversy or claim should arise the parties will attempt, in good faith, to resolve their differences for a period of thirty (30) days following written notice from one party to the other specifying such dispute(s). In the event the parties are unable to work out a resolution of the issue during such 30-day period, either party shall be free to take any action and seek any remedy it may have at law or in equity including specific performance and injunctive relief.

                       ARTICLE 24 - INDEPENDENT CONTRACTOR

24.1 NO JOINT VENTURE

     The parties agree that with respect to the transactions contemplated herein that they shall both be acting as independent contractors and nothing herein shall constitute the parties as entering into a joint venture or partnership, nor shall anything herein constitute either party as an agent of the other for any purpose whatsoever.

                            ARTICLE 25 - SEVERABILITY

25.1 INVALID PROVISIONS

     If any provision or term of this Agreement is found unenforceable under any of the laws or regulations applicable thereto, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement to effect the original intent of the parties as closely as possible in a mutually acceptable manner, in order that the transaction contemplated hereby be consummated as originally contemplated to the greatest extent possible.

                             ARTICLE 26 - AGREEMENT

26.1 ENTIRE AGREEMENT

     This Agreement, including the Schedules hereto which are incorporated herein, constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes all proposals, oral or written, and all negotiations, conversations, or discussions, including, without limitation, the Development Agreement which is terminated upon transition of the manufacture of BMIPP under this Agreement pursuant to section 4.1. This Agreement may not be modified, amended, rescinded, canceled or waived, in whole or in part, except by written amendment signed by both parties hereto.

                                ARTICLE 27 - LAW

27.1 APPLICABLE LAW

     This Agreement shall be governed and construed in accordance with the laws of the Province of Ontario, without reference to its principles on conflict of laws. The application of the United Nations Convention for the International Sale of Goods is expressly excluded.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

MDS Nordion, a division of MDS (Canada) Inc.


BY: /s/ Mike Thomas
    ------------------------------------
    Senior VP, Finance & Operations


Molecular Insight Pharmaceuticals, Inc.


By: /s/ John E. McCray
    ------------------------------------
    COO

68874

                                   SCHEDULE A

   DESCRIPTION OF FACILITY PROGRAM, FACILITY MILESTONES AND FACILITY SCHEDULE

FACILITY DESCRIPTION:

BMIPP will be manufactured in two newly constructed cells in a new section of Nordion's Vancouver Operation building known as the RCA3 building, in basement rooms 043 and 047. There will be one Class 10,000 cell for formulation with a connecting cell with HEPA filtered clean zone for dispensing. Air filtration and radiological containment will be achieved through HEPA filtration of inlet and exhaust streams under negative pressure. These cells will be capable of holding at least 10 Ci of I-123 in aggregate.

KEY DELIVERABLES:

1.   Two hot cells and related BMIPP production equipment

2.   A Class 10,000 clean room

3.   A primary anteroom (unclassified) and a gowning anteroom (class 100,000)

4.   An unclassified preparatory room adjacent to the clean room suite.

5.   A class 10,000 labeling cell with waste storage vault

6.   A class 10,000 dispensing cell with autoclave.

7.   One dose calibrator in each cell.

8.   A visual inspection station in each cell.

9.   A pot loading and extraction system for up to six F-335 lead pots at a time

10.  A Process Validation Summary Report.

COMMERCIAL PRODUCTION FACILITY:

                                   Cell View

                                  (CELL VIEW)

FACILITY DIAGRAM:

                               (FACILITY DIAGRAM)

FACILITY MILESTONES AND SCHEDULE

Milestones

The following milestones are critical to the schedule

     1) ** after Effective Date FAT (Factory
Acceptance Test) of Cells (fully assembled cells, at manufacturer, are inspected for functionality and finish according to approved drawings.

     2) ** after Effective Date SAT (Site
Acceptance Test) of Cells. The cells are re-inspected after re-assembly at final site.

     3) ** after Effective Date Facility Commissioning Substantially Complete.

     4) ** after Effective Date Equipment and Process Validation begins

     5) ** after Effective Date Validation executed,

     6) ** after Effective Date Project completion, submission

                                    SCHEDULE

                                   (SCHEDULE)


* confidential treatment requested *

                                   SCHEDULE B

                              BMIPP SPECIFICATIONS

                                   MDS NORDION
                              VANCOUVER OPERATIONS
                           FINAL PRODUCT SPECIFICATION

Issue No.: 0                       iodofiltic acid I-123              SPE-46-200
Effective: 2005.09.09                                                Page 1 of 2

PRODUCT                    : iodofiltic acid I-123
SYNONYMS                   : [I-123] - 15-(p-iodophenyl)-3-methylpentadecanoic
                             Acid or I-123 BMIPP
VISUAL INSPECTION          : Clear, colourless solution, essentially free of
                             foreign matter visible in the unaided eye.
RADIONUCLIDE IDENTITY      : Gamma-Photon emission at 159 +/- 2 keV
RADIONUCLIDIC PURITY       : > or = 99.8% I-123
RADIOACTIVITY
   CONCENTRATION           : 2.25 to 2.75 mCi/mL**
RADIOCHEMICAL IDENTITY     : *Rr value between 0.95 to 1.05
RADIOCHEMICAL PURITY       : > or = 95% as iodofiltic acid I-123
CHEMICAL PURITY
   BMIPP                   : 0.225 to 0.275 mg/mL
   UDCA                    : 3.15 to 3.85 mg/mL
TOTAL ACTIVITY             : 4.5 to 5.5 mCi at TOC**
PH                         : 8.2 to 9.2
BACTERIAL ENDOTOXIN        : < or = 17.5 EU/mL
STERILITY                  : Meets USP requirements - test initiated on day of
                             manufacture
EXPIRY                     : 1200 PT two days after date of manufacture

* Rr is the retention time of the product (iodofiltic acid I-123) divided by the retention time of the reference standard (non-radioactive Iodofiltic acid)

**   Toc = Time of Calibration; 1500 h PT, one day after date of manufacture.

                                UNCONTROLLED COPY

Issue No.: 0                       iodofiltic acid I-123              SPE-46-200
Effective: 2005.09.09                                                Page 2 of 2


Prepared by /s/ Illegible                              Date: (Illegible)
            ----------------------------------------


Approved by /s/ Illegible                              Date: (Illegible)
            ----------------------------------------
            Production


Approved by /s/ Illegible                              Date: 2005/8/31
            ----------------------------------------
            Quality


Approved by /s/ James Wachholz                         Date: 2005 Sept 07
            ----------------------------------------
            Molecular Insight Pharmaceuticals, Inc.

                                   SCHEDULE C

                           FACILITY CONSTRUCTION FEES

1.   FEES

1. Engineering and Documentation             **
2. Facility Construction                     **
3. Cell and Ancillary Equipment              **
4. Master Validation Plan program            **
5. BMIPP Equipment                           **
                                         ------
   Total                                     **
                                         ======

Notes: 1. All fees are in United States dollars

2.   PAYMENT SCHEDULE

1.   ENGINEERING & DOCUMENTATION

** on Effective Date

** on Issuance of Project Status Report at Factory Acceptance Testing of the cells

** on Facility Commissioning

2.   FACILITY CONSTRUCTION

** on Effective Date

** on Commencement of Facility Construction

** on Completion of Facility Construction

3.   CELL AND ANCILLARY EQUIPMENT

** on Effective Date

** on Factory Acceptance Testing of the Cells

** on completion of Construction of the Facility

4.   VALIDATION PROGRAM

** on Effective Date

** on Facility Commissioning

** on Master Validation Plan program Completion

5.   BMIPP PROCESS EQUIPMENT

** on Effective Date

** on Installation of BMIPP Process Equipment

** on Facility Commissioning


* confidential treatment requested *

                                   SCHEDULE D

                   PRICES OF BATCHES FOR CLINICAL TRIAL SUPPLY

A.   1 CI BATCH OF BMIPP

Price: Year 1 supply of BMIPP under this Agreement ** per Batch
       Year 2 supply: **
       Year 3 supply: **
       Year 4 supply: **
       Year 5 supply: **

B.   2 CI BATCH OF BMIPP

Price: TBD after development work completed.

Notes:

1. 1 Ci Batch is approximately 30 doses of BMIPP (as defined in Schedule B) of which 20 are shippable and 10 are retained by Nordion for archival and quality assurance testing purposes only.

2. The All Items Canadian Consumer Price Index ("CPI") will be based on the percentage increase in the CPI for the twelve (12) month period ending three (3) months prior to such anniversary as published in the Canadian Government annual reports.


* confidential treatment requested *

                                   SCHEDULE E

             INDICATIVE PRICING OF BMIPP FOR COMMERCIAL PHASE SUPPLY

As per section 4.4 of the Agreement, the indicative price of BMIPP for supply during the Commercial Phase shall be subject to negotiation and is estimated to be initially **; provided further that the initial purchase price shall not exceed **.

This indicative price is based on the following assumptions.

1. Commercial Phase Batch size is ** doses of BMIPP, of which ** doses will be available for purchase and shipment and 24 doses (including rejects up to 5%) shall be retained by Nordion for archival and quality assurance testing purposes only.

2. Total doses of BMIPP purchased by Molecular Insight Pharmaceuticals is ** per Commercial Phase Batch of which there shall be at least ** Commercial Phase Batches produced per week.

3.   Overall process yield/efficiencies is **

4.   Dose size is 5 mCi and is calibrated to 3 PM PT the day after manufacture.



* confidential treatment requested *

                                QUALITY AGREEMENT

                         INTERCOMPANY QUALITY AGREEMENT

                     MOLECULAR INSIGHT PHARMACEUTICALS, INC.
                          having a place of business at
                                160 Second Street
                       Cambridge Massachusetts, 02142 USA
            (hereinafter called "Molecular Insight Pharmaceuticals")

                                       AND

                                   MDS NORDION
                         Ottawa, Ontario, Canada K2K 1X8
                          (hereafter called "Nordion")


Approved by: /s/ Illegible                             Date: 01 FEB 2006
            ----------------------------------------
            Molecular Insight Pharmaceuticals, Inc.
            Director of Quality Assurance


Approved by: /s/ Illegible                             Date: 2006/2/1
            ----------------------------------------
            MDS Nordion
            Director, Quality, Safety and Regulatory
            Affairs

                              HISTORY OF REVISIONS

REVISION VERSION   REVISION DATE   REVISED BY   DESCRIPTION
----------------   -------------   ----------   -----------
        0                                         ORIGINAL


Intercompany Quality Agreement                                             Rev.0
MDS Nordion and Molecular Insight Pharmaceuticals, Inc.             Page 3 of 28

1    QUALITY AGREEMENT

     1.1  PURPOSE

          This agreement defines how Nordion and Molecular Insight Pharmaceuticals will interact with each other and describes the responsibilities of each.

     1.2  RELATIONSHIP TO SUPPLY AGREEMENT

          1.2.1 This agreement shall be considered a Schedule to the BMIPP Supply Agreement and all capitalized terms not defined herein shall have the meaning set forth in the BMIPP Supply Agreement.

          1.2.2 In the event of a conflict between any of the provisions of the Quality Agreement and the BMIPP Supply Agreement, the provisions of the BMIPP Supply Agreement shall govern.

     1.3 GUIDING PRINCIPLES REGARDING WORKING RELATIONSHIPS BETWEEN NORDION AND MOLECULAR INSIGHT PHARMACEUTICALS.

          1.3.1 Molecular Insight Pharmaceuticals has the responsibility to provide sufficient information to Nordion so that Nordion can operate within the parameters of the IND/NDA applications.

          1.3.2 Nordion has the responsibility to manufacture and test BMIPP in accordance with the Supply Agreement and the registration documentation provided by Molecular Insight Pharmaceuticals and shall supply BMIPP that is manufactured and tested in accordance with the IND/NDA, which shall include all product specifications and instructions and cGMPs.

2    PRODUCT

     This agreement covers the manufacture of BMIPP in accordance with the Specifications set out in Nordion's specification #SPE-46-200 iodofiltic acid I-123 (see Appendix I).


Intercompany Quality Agreement                                            Rev. 0
MDS Nordion and Molecular Insight Pharmaceuticals, Inc.             Page 3 of 28

3    QUALITY REPRESENTATIVES

     The Quality Representatives for each party shall have the responsibility of ensuring that all actions of their company indicated in this agreement, are performed as specified.

     Molecular Insight Pharmaceuticals Quality Representative:
     Jeff Priem
     Director of Quality Assurance
     Work: (617) 492-5554

     Nordion Quality Representative:
     Brian Abeysekera
     Director, Quality, Safety and Regulatory Affairs
     Work: (604) 228-5981

4    DURATION OF AGREEMENT

The agreement will expire concurrently with termination of the BMIPP Supply Agreement. This agreement can be revised, as needed, with the written approval of both Quality Representatives.

5    MANUFACTURING CGMP COMPLIANCE

     5.1  PREMISES

          5.1.1 Nordion will manufacture BMIPP at facilities located at:
               Vancouver, British Columbia, Canada

          5.1.2 The premises and the equipment used to manufacture and test BMIPP will be compliant with the then current regulatory requirements set forth in section 5.2 below and the provisions of the Supply Agreement.

          5.1.3 Nordion will maintain controlled access to the premises. All visitors must sign-in and shall be escorted during any visit to the areas of the premises used to manufacture, test, and store BMIPP. BMIPP shall be manufactured in the Facility referenced in the Supply Agreement and schedules thereto and such manufacture shall utilize equipment suitable for the manufacture of-BMIPP.

          5.1.4 Nordion will procure all materials and components necessary to manufacture BMIPP, except that Precursor and Reference Standards and Excipient (UDCA) shall be supplied by Molecular Insight Pharmaceuticals.

          5.1.5 Nordion is responsible for ensuring that all materials and components procured for the manufacture of BMIPP meet the written specifications, including cGMPs, for the materials and components.


Intercompany Quality Agreement                                            Rev. 0
MDS Nordion and Molecular Insight Pharmaceuticals, Inc.             Page 4 of 28

5.2  CGMP GUIDELINES

     The principles detailed in the United States Current Good Manufacturing Practices (21 CFR, parts 210 and 211), as amended from time to time, will cover the standards of manufacture of BMIPP, as well as the product specifications and any applicable product license.

5.3  BATCH NUMBERS

     The convention for the Batch Identification Number will follow Nordion's system, and will provide a unique identifier to each Batch (BMI-XY-ABC). The alphanumeric description will be a three letter prefix "BMI" followed by a two digit year code (i.e., 05 for 2005), and a three digit sequential number that would be unique for the batch (i.e., 001).

  6   QUALITY CONTROL CGMP COMPLIANCE

     6.1  GENERAL

          The testing activities for BMIPP are defined in the BMIPP Product Release Forms (see Appendix 2). Nordion is responsible for ensuring all test samples have been obtained and all required testing activities have been completed for BMIPP prior to shipment These activities must ensure that BMIPP meets the requirements as defined in the approved product Specifications and the Supply Agreement. See Appendix 2 - PRF-46-001A Product Release Form for [I-123]-BMIPP and PRF-46-001B Product Release Form for [I-123]-BMIPP.

     6.2  BMIPP TESTING

          6.2.1 Nordion will perform all required raw material, in-process and BMIPP testing using approved sampling plans, test methods and specifications. Sampling plans and test methods shall be jointly established by Nordion and Molecular Insight Pharmaceuticals and approved in advance by Molecular Insight Pharmaceuticals.

          6.2.2 Nordion-will supply a copy of each completed Batch BMIPP Release Form, which form shall include product testing data and results as well as notification of any errors or deviations, to Molecular Insight Pharmaceuticals within 1 day after such form is completed.

     6.3  RETAIN SAMPLES

          Nordion is responsible for retaining and maintaining BMIPP samples per regulatory requirements.


Intercompany Quality Agreement                                            Rev. 0
MDS Nordion and Molecular Insight Pharmaceuticals, Inc.             Page 5 of 28

     6.4  STABILITY PROGRAM

          6.4.1 Nordion is responsible for maintaining the stability program per regulatory requirements. See Appendix 3 - STM-46-002 Stability Protocol for iodofiltic acid I-123 and ACR-46-002 Stability Protocol for iodofiltic acid I-123.

          6.4.2 Stability Failures - Any confirmed problems that arise as a result of the stability program will be immediately communicated in writing by Nordion to Molecular Insight Pharmaceuticals.

     6.5  OUT-OF-SPECIFICATION (OOS) INVESTIGATIONS

          Any test result that indicates the requirement(s) detailed in an approved Nordion material specification is not being met, will be investigated by Nordion within 24 hours and resolved within 30 days thereafter. All OOS results that are confirmed or are inconclusive must be reported to Molecular Insight Pharmaceuticals as detailed under section 7.1.2 below. Nordion is responsible for carrying out the OOS investigation that is in accordance with the applicable regulations and the Supply Agreement. In no case will Nordion release any BMIPP for shipment with a confirmed out-of-specification result.

7    QUALITY ASSURANCE

     7.1  BMIPP MANUFACTURING ERRORS, DEVIATIONS, AND NON-CONFORMANCES

          7.1.1 Any error or deviation from specifications in the manufacture or testing of BMIPP must be carefully explained and documented in writing. This documentation must be included in the Batch record for affected BMIPP and retained for 7 years by Nordion.

          7.1.2 Nordion shall notify Molecular Insight Pharmaceuticals within 1 days of occurrence in the event of any deviations or significant problems during manufacturing and when any test reveals contamination, lack of sterility assurance or BMIPP performance problems. Any significant deviation must be reviewed and approved by Molecular Insight Pharmaceuticals. The disposition of any BMIPP batch(s) implicated in such deviations or significant problems shall be agreed jointly between Nordion and Molecular Insight Pharmaceuticals.

          7.13 Nordion will notify Molecular Insight Pharmaceuticals in writing within 24 hours of discovery of any problems that may impact any Batch previously shipped.


Intercompany Quality Agreement                                            Rev. 0
MDS Nordion and Molecular Insight Pharmaceuticals, Inc.             Page 6 of 28

     7.2  PRODUCT RELEASE

          Prior to release, all manufacturing and testing documentation associated with any Batch is reviewed to ensure all steps were carried out as described and that all in-process parameters were within specification. The results of the testing are reviewed to determine if BMIPP meets Specification. The Batch BMIPP Product Release Form serves as a checklist to ensure all documentation associated with manufacture and testing of the Batch is present, and provides the acceptable limits for test results as derived from BMIPP Specification.

     7.3  PRODUCT RECALL

          7.3.1 Nordion is responsible for providing any and all data or information related to BMIPP recalls within an agreed upon time frame not to exceed 1 day. Molecular Insight Pharmaceuticals and Nordion will consult and cooperate on any recall decision with the goal of reaching an agreement; however, Molecular Insight Pharmaceuticals has the final decision on recalling its product. Additional provisions pertaining to recalls are set forth in section 11.7 of the Supply Agreement.

          7.3.2 Both parties must forward to the other party a copy of any regulatory field alerts before or at the time that the alert is sent to the Regulatory Authorities. Molecular Insight Pharmaceuticals has final responsibility on the decision to submit a field alert.

     7.4  DOCUMENTATION

          7.4.1 Originals of all Batch documents and associated quality control records including raw materials records will be retained by Nordion as per Nordion procedure. In any case, Nordion will consult with Molecular Insight Pharmaceuticals prior to destruction of any BMIPP related records. See Appendix 4 - SOP-80-005 Quality Records and DCS-76-004 QRRMF: Batch Records (Radiopharmaceuticals)

          7.4.2 In the case of a specific request from Molecular Insight Pharmaceuticals, Nordion agrees to provide at a mutually agreed cost a copy of any of the following Batch documents for BMIPP, by facsimile or courier:

               - Analytical and microbiological test results (finished product and in-process).

               -    Deviation Reports

               -    Executed Batch Record

               -    Investigation Reports as it relates to a BMIPP batch

               -    Label Room Samples

               -    Line Clearances

               -    Reconciliation Sheets

               -    Reject Records

               -    Weighing Records


Intercompany Quality Agreement                                            Rev. 0
MDS Nordion and Molecular Insight Pharmaceuticals, Inc.             Page 7 of 28

8    REGULATORY CMC COMPLIANCE

     8.1  Regulatory Correspondence and Inspections will be governed by section
          11.4 of the Supply Agreement.

     8.2  REGULATORY ACTIONS

          8.2.1 Molecular Insight Pharmaceuticals will promptly notify Nordion of any regulatory actions related to BMIPP that may impact Nordion.

          8.2.2 Nordion and Molecular Insight Pharmaceuticals agree to supply each other with any manufacturing, testing, or storage data within 1 business day, if requested, as the result of a regulatory inspection, or a potential regulatory exposure such as a recall or significant product complaint.

     8.3  RIGHT OF MOLECULAR INSIGHT PHARMACEUTICALS TO AUDIT

          8.3.1 In addition to all audit and inspection rights set forth in the Supply Agreement, not more often than once per year, except as set out in 8.3.2 and provided reasonable notice in writing (minimum of 5 business days) is provided, Nordion will allow qualified, pre-approved representatives from Molecular Insight Pharmaceuticals to have access to the manufacturing, warehousing, laboratory premises and records to perform one standard "cGMP systems" audit. Molecular Insight Pharmaceuticals representatives will be escorted at all times by Nordion personnel.

          8.3.2 Nordion will permit Molecular Insight Pharmaceuticals representatives to conduct "for cause" audits as necessary, provided written notification is provided at least 3 business days in advance, to address significant product quality or safety problems and may have access to all related information.

          8.3.3 Nordion and Molecular Insight Pharmaceuticals shall agree on a mutually acceptable course of corrective action and resolution of the issues, in the event that Molecular Insight Pharmaceuticals finds any deficiencies during any such audits.

     8.4  MOLECULAR INSIGHT PHARMACEUTICALS AUDIT CLOSEOUT

          8.4.1 An exit meeting will be held with representatives from Nordion and Molecular Insight Pharmaceuticals to discuss significant audit observations.

          8.4.2 Molecular Insight Pharmaceuticals will provide a written report of all observations within 30 days to Nordion. Nordion will provide a written response to the report. The response will detail corrective action for each observation, if required. Due to the potential complexity of the observations and subsequent planning, Nordion will make every effort to ensure the response back to Molecular Insight Pharmaceuticals is completed within 30 to 60 days of the audit report receipt. Nordion will follow up to ensure that all corrective actions are implemented.


Intercompany Quality Agreement                                            Rev. 0
MDS Nordion and Molecular Insight Pharmaceuticals, Inc.             Page 8 of 28

9    NON-CONFORMITY DISPUTE RESOLUTION

     In the event that a dispute arises between Nordion and Molecular Insight Pharmaceuticals in the non-conformity of a Batch with respect to its release, the Quality Representatives from both companies shall, in good faith, promptly attempt to reach an agreement. Whatever the outcome, either party has the right of veto to reject a BMIPP batch or a portion thereof based upon a quality issue.

10   CHANGE MANAGEMENT

     10.1 Any process changes, including, without limitation, those covering specifications, manufacturing processes, test methods and their associated facilities, equipment and utilities proposed by either Molecular Insight Pharmaceuticals or Nordion will be communicated to the other party for initial review and written approval of such changes. This will enable Nordion and Molecular Insight Pharmaceuticals to assure changes are handled in compliance with applicable regulatory requirements and will allow Nordion to maintain adequate control over the quality commitments in the NDA/sNDA application made to the FDA by Molecular Insight Pharmaceuticals.

     10.2 Nordion is responsible for implementing compendial changes of the ingredients utilized in the manufacture of the product and for notifying Molecular Insight Pharmaceuticals of any required changes.

     10.1 All proposed changes reported to Molecular Insight Pharmaceuticals by Nordion must go through a technical and regulatory impact assessment by Molecular Insight Pharmaceuticals. This impact assessment will be carried out within seven business days. In the event this timeline cannot be met, Molecular Insight Pharmaceuticals will advise Nordion and will provide an estimated turnaround time. Any changes that are identified by Molecular Insight Pharmaceuticals as having a direct impact on either their regulatory submission or the performance of BMIPP, must be documented, and notification sent back to Nordion. The change(s) must receive written approval from the Molecular Insight Pharmaceuticals Quality and Regulatory representative prior to implementation. Molecular Insight Pharmaceuticals is responsible for reporting all changes to FDA.

     10.2 Where required, following validation of a process change, Nordion will supply a copy of the related validation summary report to Molecular Insight Pharmaceuticals and, if applicable, copies of associated stability data as it becomes available.

11   VALIDATION OF THE PROCESS

     11.1 Nordion is responsible for ensuring that the Process and all testing associated with the BMIPP is validated pursuant to validation protocol previously approved in writing by Molecular Insight Pharmaceuticals. The validation should ensure that the process is capable of consistently meeting the predetermined release specifications for the product.

     11.2 Nordion will provide Molecular Insight Pharmaceuticals access to all validation protocols related to the BMIPP (with any proprietary information redacted) for audit purposes.


Intercompany Quality Agreement                                            Rev. 0
MDS Nordion and Molecular Insight Pharmaceuticals, Inc.             Page 9 of 28

                                   APPENDIX 1
                           FINAL PRODUCT SPECIFICATION

                                   MDS NORDION
                              VANCOUVER OPERATIONS
                           FINAL PRODUCT SPECIFICATION

Issue No.: 0                       iodofiltic acid I-123              SPE-46-200
Effective: 2005.09.09                                                Page 1 of 2

Product                       : iodofiltic acid I-123

Synonyms                      : [I-123] - 15-(p-iodophenyl)-3-
                                methylpentadecanoic Acid or I-123 BMIPP

Visual Inspection             : Clear, colourless solution, essentially free of
                                foreign matter visible to the unaided eye.

Radionuclide Identity         : Gamma-Photon emission at 159 +/- 2 keV

Radionuclidic Purity          : > or = 99.8% I-123

Radioactivity Concentration   : 2.25 to 2.75 mCi/mL**

Radiochemical Identity        : *Rr value between 0.95 to 1.05

Radiochemical Purity          : > or = 95% as iodofiltic acid I-123

Chemical Purity
   BMIPP                      : 0.225 to 0.275 mg/mL
   UDCA                       : 3.15 to 3.85 mg/mL

Total Activity                : 4.5 to 5.5 mCi at TOC**

pH                            : 8.2 to 9.2

Bacterial Endotoxin           : < or =  17.5 EU/mL

Sterility                     : Meets USP requirements - test initiated on day
                                of manufacture

Expiry                        : 1200 PT two days after date of manufacture

* Rr is the retention time of the product (iodofiltic acid I-123) divided by the retention time of the reference standard (non-radioactive iodofiltic acid)

**   TOC = Time of Calibration; 1500 h PT, one day after date of manufacture.


Intercompany Quality Agreement                                            Rev. 0
MDS Nordion and Molecular Insight Pharmaceuticals, Inc.            Page 10 of 28

                               APPENDIX 1 - CONT.
                           FINAL PRODUCT SPECIFICATION

Issue No.: 0                       iodofiltic acid I-123              SPE-46-200
Effective: 2005.09.09                                                Page 2 of 2


Prepared by: /s/ Illegible                             Date: 2005. 08.30
             ---------------------------------------


Approved by: /s/ Illegible                             Date: (Illegible)
             ---------------------------------------
             Production


Approved by: /s/ Illegible                             Date: 2005/8/31
             ---------------------------------------
             Quality


Approved by: /s/ Illegible                             Date: 2005 Sept 07
             ---------------------------------------
             Molecular Insight Pharmaceuticals, Inc.


Intercompany Quality Agreement                                            Rev. 0
MDS Nordion and Molecular Insight Pharmaceuticals, Inc.            Page 11 of 28

                                   APPENDIX 2
                             PRODUCT RELEASE FORMS

                                                     Each page of the document
                                                     has been checked against
                                   MDS NORDION       the master copy for
                              VANCOUVER OPERATIONS   accuracy
                              PRODUCT RELEASE FORM
                                                     (Illegible)

                                                     Date: ___________________

Issue No.: 1                       Product Release Form              PRF-16-001A
Effective: 2005.09.14           for iodofiltic acid I-123            Page 1 of 2

LOT NO.: _______         BMI- ___ - _________           QC Lab No.: __________________
Production Date: ________________                       [ ] Release   [ ] Reject
Calibration Date: 1500 PT                               ___________________   _______________
Expiry Date: 1200 PT                                      Quality Control           Date

                             QUALITY CONTROL RESULTS

              TESTS                      RESULTS            SPECIFICATIONS         DOCUMENT
              -----                      -------            --------------         --------
Visual Inspection                  Conform:                Clear, colourless      ACR-16-003
                                   [ ] Y   [ ] N         solution, essentially
                                                        free of foreign matter
                                                            visible to the
                                                             unaided eye.

pH                                                             8.2 - 9.2          ACR-16-006

Activity Concentration**                       mCi/mL     2.25 - 2.75 mCi/mL      ACR-16-005

Total Activity**                                  mCi        4.5 - 5.5 mCi        PCR-16-030

Identity (iodofiltic acid I-123)                           Rr* = 0.95 - 1.05      ACR-16-024A

Radionuclidic Identity                            keV        157 - 161 keV

Radionuclidic Purity**                        % I-123     > or = 99.8% I-123      ACR-16-007

Radiochemical Purity                 % as iodofiltic       > or = 95% as          ACR-16-024B
                                       acid I-123        iodofiltic acid I-123

         CHEMICAL PURITY

BMIPP                                           mg/mL    0.225 to 0.275 mg/mL     ACR-16-024A

UDCA                                            mg/mL     3.15 to 3.85 mg/mL

Endotoxin Limit Test (LAL)                      EU/mL      < or = 17.5 EU/mL      ACR-10-003
Sterility                          Test initiated on     Meet USP requirements    ACR-78-001
                                   day of Manufacture
                                   by: ______________

Autocalve Results                  Reviewed by: _____     Autoclave printout      PCR-73-001
                                                            reviewed by QC

* Rr is the retention time of the product (iodofiltic acid I-123) divided by the retention time of the reference standard (non-radioactive iodofiltic acid I-123)

**   At calibration time, 1500 h PT, one day after date of manufacture.


Intercompany Quality Agreement                                            Rev. 0
MDS Nordion and Molecular Insight Pharmaceuticals, Inc.            Page 12 of 28

                                APPENDIX 2 - CONT.
                             PRODUCT RELEASE FORMS

Issue No.: 1                       Product Release Form              PRF-16-001A
Effective: 2005.09.14           for iodofiltic acid I-123            Page 2 of 2

                    DOCUMENTS REQUIRED FOR BATCH RELEASE                        X
----------------------------------------------------------------------------   ---
SOP-16-301      Sodium Iodide-123 (I-123) Radiochemical for iodofiltic acid
                I-123 Production (Certificate of Analysis)

SOP-16-300      Sodium Iodide-123 (I-123) Radiochemical for iodofiltic acid
                I-123 Production (Certificate of Compliance)

PCR-16-001      Production of iodofiltic acid I-123

PCR-16-030      Capintee Calibration and Total Activity Measurement of
                Dispensed Vials of iodofiltic acid I-123

ACR-16-005      Activity Concentration of iodofiltic acid I-123

ACR-16-007      High Resolution Gamma Measurement of iodofiltic acid I-123
                Radionuclidic Identity and Purity

ACR-16-006      pH Determination of iodofiltic acid I-123

ACR-16-011      Preparation of Mobile Phase Solvents for High Performance
                Liquid (Illegible) (HPLC) Quality Control Assay of iodofiltic acid I-123

ACR-16-012      iodofiltic acid I-123 Quality Control Assay HPLC System
                Preparation

ACR-16-013      iodofiltic acid I-123 Quality Control HPLC System Clean-up and Storage

ACR-16-010      Reconciliation of Dispensed Vials of iodofiltic acid I-123

ACR-16-003      Visual Inspection of Dispensed Vials of iodofiltic acid
                I-123

PCR-73-001      Operation of Radiopharmaceutical Autoclave (Illegible)

PCR-16-017      Preparation of iodofiltic acid I-123 Component Kits

PCR-16-018      Printing and Control of Vial Labels for iodofiltic acid
                I-123

PCR-16-019      Printing and Control of Outer Lead Pot Labels for iodofiltic acid I-123

PCR-16-032      iodofiltic acid I-123 Purification HPLC System Preparation

PCR-16-033      Preparation of Mobile Phase Solvents for High Performance
                Liquid Chromatography (HPLC) Purification of iodofiltic
                acid I-123

PCR-16-011      Dispensing of iodofiltic acid I-123

ACR-16-024A     High Performance Liquid Chromatography (HPLC) Quality Control
                Assay of iodofiltic acid I-123

ACR-16-024B     High Performance Liquid Chromatography (HPLC) Quality Control
                Assay of iodofiltic acid I-123

PCR-16-034      iodofiltic acid I-123 Purification HPLC System Clean-up and
                Storage

PCR-16-043      iodofiltic acid I-123 Pre-process Preparation

PCR-16-101A     Nonviable Environmental Monitoring for iodofiltic acid I-123

ACR-10-003      Bacterial Endotoxin Test (LAL Test)

SOP-70-002      Deviation (as required): DN-155-______________________

SOP-80-001      Positive Recall (as required), Ctrl No.: _____________

Prepared by: Victor Ong                                Date: 2005.07.28


Revised by: /s/ Illegible                              Date: (Illegible)
            ----------------------------------------


Approved by: /s/ Illegible                             Date: (Illegible)
             ---------------------------------------
             Quality


Intercompany Quality Agreement                                            Rev. 0
MDS Nordion and Molecular Insight Pharmaceuticals, Inc.            Page 13 of 28

                                APPENDIX 2-CONT.
                             PRODUCT RELEASE FORMS

                                                     Each page of this document
                                                     has been checked against
                                                     the transfer copy of
                                                     accuracy.

                                                     Verified __________________

                                                     Date ______________________

                                   MDS NORDION
                              VANCOUVER OPERATIONS
                              PRODUCT RELEASE FORM

Issue No.: 1      Product Release Form For iodofiltic Acid I-123     PRF-16-001B
Effective: 2005.09.14                                                Page 1 Of 1

         DOCUMENTS REQUIRED FOR COMPLETE BATCH RECORD (POST RELEASE)          X
---------------------------------------------------------------------------- ---
PCR-16-039      Cleaning of the Hamilton Syringe Pump

PCR-16-100      Viable Environmental Monitoring for iodofiltic acid I-123

ACR-78-001      Sterility Testing of Radiopharmaceutical Products

SOP-80-011      OOSI (as required): Ctrl No.: ______________________

PCR-70-005 A/B  NCMR (as required): Ctrl No.: ______________________

SOP-80-008      PAFI (as required): PAFI-155-_______________________

              QUALITY CONTROL POST RELEASE - MICROBIOLOGICAL TESTS

TESTS              RESULTS                SPECIFICATIONS               DOCUMENT
-----              -------   --------------------------------------   ----------
Biological                   -    Negative growth of the exposed
Indicator                         ampoule                             PCN-73-001
for Autoclave
                             -    Positive growth of the unexposed
                                  positive control                    (#0 - ___)

Sterility                                 Negative growth             STM-78-001

                                                                      (#0 - ___)

Bacteriostasis/                           Positive growth             STM-78-001
Fungistasis
                                                                      (#0 - ___)


Approved by:                                           Date:
             ---------------------------------------         -------------------
             Quality Control

Prepared by: Victor Ong                                Date: 2005.07.25


Revised by: /s/ Illegible                              Date: (Illegible)
            ----------------------------------------


Approved by: /s/ Illegible                             Date: (Illegible)
             ---------------------------------------
             Quality
________________________________________________________________________________
Intercompany Quality Agreement                                            Rev. 0
MDS Nordion and Molecular Insight Pharmaceuticals, Inc.            Page 14 of 28

                                   APPENDIX 3
                              STABILITY PROCEDURES

                                  MDS NORDION.
                              VANCOUVER OPERATIONS
                              STANDARD TEST METHOD

Issue No.: 0    Product Release Form For Iodofiltic Acid I-123        STM-16-002
Effective: 2005.O8.25                                                Page 1 of 6

1.   PURPOSE

     1.1 The purpose of the stability protocol is to validate the assigned shelf-life of the iodofiltic acid I-123 under recommended storage conditions (20-25 degrees C).

2.   POLICY

     2.1 The information provided by the stability protocol remains valid only as long as the source and the standard of the raw materials, the manufacturing process and equipment, and the standard for the drug product and its packaging components remain constant. Any significant change in any of these factors should lead to a review of the stability study.

     2.2 The stability of the product is revalidated after any significant changes in formulation, manufacturing procedures or packaging materials that may affect the shelf life of the product.

     2.3 Deviations from this STM will be immediately brought to the attention of the Quality Director or designate, and the protocol SOP-70-002, Deviations from Approved Procedures will be followed.

     2.4  Any action arising as a result of deviations will be recorded.

     2.5 This STM is to be followed for the first three validation runs and on one representative production lot per year.

3.   RESPONSIBILITIES

     3.1 The QC technician shall rigidly adhere to this protocol, to promptly record all dain and to report any and all deviations.

     3.2 The QC technician shall promptly report all results falling to meet specifications to the Director, Quality, Safety, and Regulatory Affairs or designate. Such actions shall be recorded.

     3.3 The QC department shall compile and maintain ACR-46-002 and all Quality Records relevant to the Stability Validation.

4.   STABILITY STUDIES

     4.1 Stability studies on iodofiltic acid I-123 final product are to be done at the time of manufacture (the normal time of QC analyses for final product release), on the calibration date and on the day after expiry date.

          Ensure Expiry Date study is performed on or after 1200 h PT on the day of expiry so as to validate the entire shelf life.


Intercompany Quality Agreement                                            Rev. 0
MDS Nordion and Molecular Insight Pharmaceuticals, Inc.            Page 15 of 28

                               APPENDIX 3 - CONT.
                              STABILITY PROCEDURES

Issue No.: 0      Stability Protocol for Iodofiltic acid I-123        STM-16-002
Effective: 2005.08.25                                                Page 2 of 6

     4.2 In order to represent the "worst case" scenario, vials of Iodofiltic acid I-123 are placed upside down at 20 degrees - 25 degrees C to maximize the time the teflon lined rubber stopper is in contact with the production solution, for the day after manufacture and two days after manufacture tests.

     4.3  THE FOLLOWING PARAMETERS ARE MONITORED:

               PARAMETER                    DOCUMENT
               ---------                  -----------
4.3.1  Visual Inspection                  ACR-46-003
4.3.2  pH                                 ACR-46-006
4.3.3  Activity Concentration             ACR-46-005
4.3.4  Total Activity                     PCR-46-030
4.3.5  Identity (Iodofiltic acid I-123)   ACR-46-024A
4.3.6  Radionuclidic Identity             ACR-46-007
4.3.7  Radionuclidic Purity               ACR-46-007
4.3.8  Radiochemical Purity               ACR-46-024B
4.3.9  Chemical Purity
       4.3.9.1 BMIPP                      ACR-46-024A
       4.3.9.2 UDCA                       ACR-46-024A
       4.3.9.3 Ethanol                    ACR-46-031
4.3.10 Endotoxin Limit Test(LAL)          ACR-10-003
4.3.11 Sterility                          ACR-78-001


     4.4  IODOFILTIC ACID I-123 SAMPLE SIZE

          4.4.1 Visual Inspection

               4.4.1.1 All dispensed vials of iodofiltic acid I-123 are visually inspected for particles, labels and container closure system integrity on the day of manufacture prior to final product release.

                    Note: In a regular manufacturing run, one vial for Endotoxin test and one vial for HPLC are taken prior to visual inspection due to time constraints.

               4.4.1.2 Vials of iodofiltic acid I-123 for QC samples are
                    visually inspected at subsequent stability time points.

          4.4.2 Chemical tests for the First Three Validation Lots

               Each set of chemical tests requires two vials (one for HPLC and one for other chemical tests) which is based on the above test parameters in section 4.3.1 to 4.3.9.2.


Intercompany Quality Agreement                                             Rev.0
MDS Nordion and Molecular Insight Pharmaceuticals, Inc.            Page 16 of 28

                                APPENDIX 3 - CONT.
                              STABILITY PROCEDURES

Issue No.: 0      Stability Protocol for iodofiltic acid I-123        STM-16-002
Effective: 2005.08.25                                                Page 3 of 6

               4.4.2.1 On the day of iodofiltic acid I-123 manufacture, collect six vials, two vials from the beginning, two vials from the middle and two vials from the end of the iodofiltic acid I-123 dispensed vials.

                    4.4.2.1.1 With reference to Section 4.3.1 to 4.3.9.2,
                         perform HPLC and other chemical tests on each of the three vials collected (one from the beginning, one from the middle, and one from the end) of the dispensed vial.

                    4.4.2.1.2 Report each set of test results (HPLC and chemical tests) in VCR-16-009 for manufacturing process validation of iodofiltic acid I-123.

                    4.4.2.1.3 Report one set of test results from Section
                         4.4.2.1.2 (HPLC and chemical tests) in ACR-46-002 in the column "on the day of manufacture"

               4.4.2.2 On the day of iodofiltic acid I-123 manufacture, five additional iodofiltic acid I-123 vials are to be collected randomly and placed upside down at 20-25 degrees C.

                    4.4.2.2.1 On the day of calibration date of iodofiltic acid
                         I-123 product, use one upside down vial for HPLC analysis and use one upside down vial for chemical tests (Section 4.3.1 to 4.3.9.2). Report the test results in ACR-46-002.

                    4.4.2.2.2 Similarly on the day of expiry date, use one
                         upside down vial for HPLC analysis and one upside down vial for chemical tests. Report the test results in ACR-46-002.

                    4.4.2.2.3 Ethanol content is analyzed at post expiry date
                         and the test result is recorded in the post expiry date column on VCR-46-009 Manufacturing Process Validation of Iodofiltic acid I-123 and ACR-46-002 Stability Protocol for iodofiltic acid I-123.

          4.4.3 Chemical Tests for Annual Product Stability Lot

               Each set of chemical tests requires two vials (one for HPLC and one for other chemical tests) which are based on section 4.3.1 to 4.3.9.2.

               4.4.3.1 On the day of iodofiltic acid I-123 manufacture, collect two random vials from Production.

                    4.4.3.1.1 Perform HPLC analysis on one vial and other
                         chemical tests on the second vial as described in
                         Section 4.3.1 to 4.3.9.

                    4.4.3.1.2 Report the test results in ACR-46-002 in the
                         column "On the Day of Manufacture".

               4.4.3.2 On the day of manufacture, five additional iodofiltic acid I-123 vials are to be collected randomly and placed upside down at 20-25 degrees C.


Intercompany Quality Agreement                                             Rev.0
MDS Nordion and Molecular Insight Pharmaceuticals, Inc.            Page 17 of 28

                                APPENDIX 3 -CONT.
                              STABILITY PROCEDURES

Issue No.: 0      Stability Protocol for iodofiltic acid I-123        STM-16-002
Effective: 2005.08.25                                                Page 4 of 6

                    4.4.3.2.1 On the day of calibration date of iodofiltic acid
                         I-123 product, use one upside down vial for HPLC analysis and use one upside down vial for other chemical tests (Section 4.3.1 to 4.3.9.2). Report the test results in ACR-46-002.

                    4.4.3.2.2 Similarly on the day of expiry date, use one
                         upside down vial for HPLC and use one upside down vial for other chemical tests (section 4.3.1 to 4.3.9.2). Report the test results in ACR-46-002.

                    4.4.3.2.3 Perform Ethanol content analysis on post
                         iodofiltic acid I-123 expiry date.

                    4.4.3.2.4 Report test results in ACR-46-002 in the column
                         "Post Expiry Date".

          4.4.4 Microbiological Tests (Sterility and Endotoxin) for the first Three Validation Lots and for Annual Product Stability Lot

               4.4.4.1 On the day of iodofiltic acid I-123 manufacture, five vials are collected, with three vials being collected in a manner similar to Section 4.4.2.1 (i.e., one from the beginning, one from the middle, and one from the end). These are pooled with a fourth vial (selected randomly) and all four are used for sterility testing. One extra vial is collected randomly for Endotoxin testing.

               4.4.4.2 On the day of manufacture, ten additional iodofiltic acid
                    I-123 vials are collected randomly and placed upside down at 20-25 degrees C

                    4.4.4.2.1 On the day of calibration date of iodofiltic acid
                         I-123 product, four upside down vials are used for sterility test. One vial is tested for Endotoxin.

                    4.4.4.2.2 On the day of expiry date of the iodofiltic acid
                         I-123 product, four remaining upside down vials are used for sterility test. One vial is tested for Endotoxin.

          4.4.5 Testing Schedule

               4.4.5.1 ACR-46-002 shows the testing schedule for the various QC analysis at the different stability time points. Report all the test results in the ACR.


Intercompany Quality Agreement                                             Rev.0
MDS Nordion and Molecular Insight Pharmaceuticals, Inc.            Page 18 of 28

                               APPENDIX 3 - CONT.
                              STABILITY PROCEDURES

Issue No.: 0           Stability Protocol for iodofiltic acid I-123   STM-16-002
Effective: 2005.08.25                                                Page 5 of 6

5.   CRITERIA FOR ACCEPTABLE LEVELS OF STABILITY

                                 CONDITION MAINTAINED THROUGHOUT THE
TYPE OF STABILITY                  SHELF-LIFE OF THE DRUG PRODUCT
-----------------   ------------------------------------------------------------
     Chemical       Each active ingredient retains its chemical integrity and
                    labelled potency, within the specified limits.

     Physical The original physical properties, including appearance, uniformity, and solubility are retained.

 Microbiological    The product meets the specified limits for endotoxin and
                    sterility at the beginning and at the end of its assigned
                    shelf life.

6.   DOCUMENTATION

                               Document
      ---------------------------------------------------------
6.1   ACR-46-002   Stability Protocol for iodofiltic acid I-123

7.   APPENDICES

     7.1 Appendix I: Sampling Plan on Dispensed Vials for Manufacturing Process Validation of iodofiltic acid I-123

     7.2 Appendix II: Sampling Plan on Dispensed Vials for Annual Stability Study of iodofiltic acid I-123


Prepared by: /s/ Illegible                              Date: (Illegible)
             ----------------------------------------


Approved by: /s/ Illegible                              Date: (Illegible)
             ----------------------------------------
             Quality


Intercompany Quality Agreement                                            Rev. 0
MDS Nordion and Molecular Insight Pharmaceuticals, Inc.            Page 19 of 28

                               APPENDIX 3 - CONT.
                              STABILITY PROCEDURES

Issue No.: 0           Stability Protocol for Iodofiltic acid I-123   STM-16-002
Effective: 2005.08.25                                                Page 6 of 6

                                   Appendix I

           Sampling Plan on Dispensed Vials for Manufacturing Process
                       Validation of iodofiltic acid I-123

                       On the day of          On              On            Post
                        manufacture    Calibration Date   Expiry Date   Expiry Date
                       -------------   ----------------   -----------   -----------
   HPLC Analysis        3     B,M,E         1*    R         1*    R
  Chemical tests        3     B,M,E         1*    R         1*    R
 Ethanol Analysis                                                         1*    R
Endotoxin test (LAL)    1       R           1*    R         1*    R
   Sterility test       4    B,M,E,R        4*    R         4*    R

Total Vials Required: 26

                                   Appendix II

    Sampling Plan on Dispensed Vials for Annual Stability Study of iodofiltic acid I-123

                       On the day of          On              On            Post
                        manufacture    Calibration Date   Expiry Date   Expiry Date
                       -------------   ----------------   -----------   -----------
   HPLC Analysis        1       R           1*    R         1*    R
  Chemical tests        1       R           1*    R         1*    R
 Ethanol Analysis                                                         1*    R
Endotoxin test (LAL)    1       R           1*    R         1*    R
   Sterility test       4    B,M,E,R        4*    R         4*    R

Total vials required: 22

B = Beginning of dispensed vials

M = Middle of the dispensed vials

E = End of the dispensed vials

R = Random dispensed vials

* Vials are collected on the day of manufacture and are store upside down at 20-25 degrees C prior to performing the required tests.


Intercompany Quality Agreement                                            Rev. 0
MDS Nordion and Molecular Insight Pharmaceuticals, Inc.            Page 20 of 28

                               APPENDIX 3 - CONT.
                              STABILITY PROCEDURES

                                                  Each page of this document
                                                  has been checked against the
                                                  master copy for accuracy

                                                  Verified

                                                  Date

                                  MDS NORDION
                              VANCOUVER OPERATIONS
                              STANDARD TEST METHOD

Issue No.: 0       Stability Protocol for iodofiltic acid I-123       ACR-16-002
Effective: 2005.08.25                                                Page 1 of 2

               IODOFILTIC ACID I-123                         LOT NUMBER
              PRODUCT STABILITY STUDY                   BMI - _____________

Date of Manufacture __________________________   Date of Expiry ________________

     Conditions:  iodofiltic acid I-123 vials were stored upside down at 20-25 degrees C. The product solution was in contact with the teflon lined rubber slippers.

                                                            Day of     Calibration                     Post
                                     Specification       Manufacture       Date      Expiry Date   Expiry Date
                                 ---------------------   -----------   -----------   -----------   -----------
Visual Inspection                   Clear colourless
                                 solution, essentially
                                    free of foreign
                                 matter visible to the
                                      unaided eye.

pH                                      8.2-9.2

Activity Concentration*             2.25-2.75 mCi/mL

Total Activity*                       4.5-5.5 mCi

Identity Iodofiltic acid I-123        Rr=0.95-1.05

Radionuclidic Identity                157-161 keV

Radionuclidic Purity*              > or = 99.8% I-123

Radiochemical Purity                 > or = 95% as
                                 iodofiltic acid I-123

        Chemical Purity

BMIPP                               0.225-0.275mg/mL

UDCA                                3.15-3.85 mg/mL

Ethanol                                2-10% v/v

Endotoxin Limit Test (LAL)         < or = 17.5 EU/mL

Sterility                              Meets USP
                                      requirements

*    Term of (Illegible)

*    (Illegible)


Intercompany Quality Agreement                                            Rev. 0
MDS Nordion and Molecular Insight Pharmaceuticals, Inc.            Page 21 of 28

                               APPENDIX 3 - CONT.
                              STABILITY PROCEDURES

Issue No.: 0       Stability Protocol for iodofiltic acid I-123       ACR-16-002
Effective: 2005.08.25                                                Page 2 of 2

Comments

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Compiled by:                                            Date:
             ----------------------------------------         ------------------


Approved by:                                            Date:
             ----------------------------------------         ------------------


Prepared by: /s/ Illegible                              Date: 2005/08/22
             ----------------------------------------


Approved by: /s/ Illegible                              Date: 2005/8/24
             ----------------------------------------
             Quality


Intercompany Quality Agreement                                            Rev. 0
MDS Nordion and Molecular Insight Pharmaceuticals, Inc.            Page 22 of 28

                                   APPENDIX 4
                                 QUALITY RECORDS

                                   MDS NORDION
                              VANCOUVER OPERATIONS
                          STANDARD OPERATING PROCEDURE

Issue No.: 6                     Quality Records                      SOP-80-005
Effective: 2003.12.02                                               Page: 1 of 5

1    INTRODUCTION

     1.1  PURPOSE

          1.1.1 This procedure identifies Nordion's Vancouver Operations Quality Records and describes their collection, indexing, access, filing, storage, maintenance and disposition requirements.

     1.2  POLICY

          1.2.1 This procedure applies to Quality Records at Nordion's Vancouver Operations as they pertain to ISO 9001:2000.

          1.2.2 Procedures describing the upkeep of the records systems are current and effective.

          1.2.3 Records are stored under conditions that allow rapid retrieval, ensure safekeeping and protect proprietary information.

          1.2.4 Records are reviewed and approved by the designated personnel.

          1.2.5 All Quality Records shall be legible and identifiable to the product involved.

     1.3  RESPONSIBILITIES

          1.3.1 Management shall determine record requirements and ensure that adequate systems for records are implemented and maintained.

          1.3.2 Each functional group shall assure a Quality Records Responsibility and Maintenance Form (QRRMF, Appendix I) is completed.

          1.3.3 Individuals identified on the QRRMF shall manage the record for its entire stipulated life cycle.

          1.3.4 The Quality Director or designate shall handle, maintain and dispose of off-site records as per SOP-80-015 Control of Records Stored Off-Site.

          1.3.5 The Quality Department shall maintain Internal storage, truck retention times and issue disposition instructions, where applicable.

          1.3.6 Onsite records retrieved from their storage area shall require the approval of the Director, Quality, Safety, and Regulatory Affairs or designate. A logbook shall be maintained to record such activities.


Intercompany Quality Agreement                                            Rev. 0
MDS Nordion and Molecular Insight Pharmaceuticals, Inc.            Page 23 of 28

                               APPENDIX 4 - CONT.
                                 QUALITY RECORDS

Issue No.: 6                     Quality Records                      SOP-80-005
Effective: 2003.12.02                                               Page: 2 of 5

2    PREPARATION

     2.1  DOCUMENTS

          2.1.1 All documents pertaining to the Quality Records described herein are identified in the individual QRRMF.

          2.1.2 Quality Manual

     2.2  APPENDICES

          2.1.1 Appendix I: Quality Records Responsibility and Maintenance Form (QRRMF).

          2.1.2 Appendix II: Description of the Elements on the QRRMF.

3    DEFINITIONS

     3.1 QUALITY RECORDS: For each Quality Record identified, a Quality Record Responsibility and Maintenance Form (Appendix I) will be issued describing responsibility, location and retention periods.

     3.2 SUPPLIER RECORDS: Where contractual agreements have been for a supplier to maintain records, details are indicated in the Purchase Order or contract. Access by Nordion to these records is part of the terms and conditions.

     3.3 SECURITY: Quality records are maintained in locked rooms or cabinets located in a suitable environment to minimize deterioration or damage to the records. Usually the storage areas are sprinklered or suitable fire resistance containment is used. Record release is strictly controlled and limited to authorized Nordion personnel, customers, or regulatory bodies. Copies may be sent or used as necessary. See
          Section 1.3.4 for more information on the security of offsite quality records.

     3.4 MAINTENANCE AND CHANGES TO RECORDS: Records are identified, indexed and filed for easy retrieval. Each document is filed under a unique code and records are maintained of revisions. Records of all revisions remain as records for reference.

     3.5 RECORD RETENTION PERIODS: Each record or group of records has a retention period. This period is established in consultation with the cognizant line management and the Director, Quality, Safety and Regulatory Affairs. Where a retention period is indicated as "minimum one year", this implies that records from the previous calendar year and year to date are maintained prior to the disposition being considered. A "minimum of five years" Implies that records from the previous five years and year to date are maintained prior to disposition being considered. Onsite Retention Periods and Offsite Retention Periods are recorded on the Quality Records Responsibility and Maintenance Forms (QRRMF) (see Appendix I).

     3.6 ALL RECORDS MUST BE LEGIBLE. This is to include no pencil entries and proper reproduction equipment so as to provide clear copies.


Intercompany Quality Agreement                                            Rev. 0
MDS Nordion and Molecular Insight Pharmaceuticals, Inc.            Page 24 of 28

                               APPENDIX 4 - CONT.
                                 QUALITY RECORDS

Issue No.: 6                     Quality Records                      SOP-80-005
Effective: 2003.12.02                                               Page: 3 of 5

     3.7 All records are to be clearly identifiable to the product involved by proper indication on each record of specific identifiers.

4    PROCEDURE

     4.1 Upon identification of a Quality Record, the originator shall use the format as provided for QRRMF (Appendix I). The originator shall complete the following actions and obtained approval from their respective line manager.

          Section 1. Quality Record
          Section 2  Reference Document
          Section 3  Responsible Person(s) Job Title
          Section 4  Location of On-Site Storage
          Section 5  Location of Off-Site Storage
          Section 6  Method for Indexing and Storage
          Section 9  Media

     4.2 The line manager in consultation with the Manager, Quality, Safety, and Regulatory Affairs shall complete the following sections:

          Section 7  On-Site Retention Time
          Section 8  Off-Site Retention Time
          Section 10 Disposition

     4.3 Upon receipt of a QRRMF, the Document Coordinator shall create a Data Control Sheet and update DCS-76-001 QRRMF Master list.

     4.4 In order to ensure that QRRMF are up-to-date, such documents shall be included as part of the Annual Review of documents as per SOP-70-017 Annual Review of Control Documents.

                                Document Approval

Prepared by: Michael Chin                             Date: 1997.06.23


Revised by: /s/ Illegible                             Date: (Illegible)
            ---------------------------------------


Approved by: /s/ Illegible                            Date: (Illegible)
             --------------------------------------
             Quality


Intercompany Quality Agreement                                            Rev. 0
MDS Nordion and Molecular Insight Pharmaceuticals, Inc.            Page 25 of 28

                               APPENDIX 4 - CONT.
                                 QUALITY RECORDS

Issue No.: 6                     Quality Records                      SOP-80-005
Effective: 2003.12.02                                               Page: 4 of 5

        APPENDIX I - QUALITY RECORDS RESPONSIBILITY AND MAINTENANCE FORM

1. Quality Record

2. Reference Document

3. Responsible Person(s) Job Title

4. Location of On-Site Storage

5. Location of Off-Site Storage

6. Method for Indexing and Storage

7. On-Site Retention Time

8. Off-Site Retention Time

9. Media:

10 Disposition


Prepared by:                                           Date:
             ---------------------------------------         -------------------


Approved by:                                           Date:
             ---------------------------------------         -------------------
             Line Manager


Approved by:                                           Date:
             ---------------------------------------         -------------------
             Manager, Quality, Safety, and
             Regulatory Affairs


Intercompany Quality Agreement                                            Rev. 0
MDS Nordion and Molecular Insight Pharmaceuticals, Inc.            Page 26 of 28

                               APPENDIX 4 - CONT.
                                 QUALITY RECORDS

Issue No.: 6                     Quality Records                      SOP-80-005
Effective: 2003.12.02                                               Page: 5 of 5

                        APPENDIX II - ELEMENT DESCRIPTION

1. Quality Record                    The title of the Quality Record.

2. Reference Document                Document or procedure describing the
                                     Quality Record.

3. Responsible Person(s) Job Title   Title of designated responsible
                                     individual(s).

4. Location of On-Site Storage       A general description of the physical area
                                     within the Vancouver facility in which the
                                     records are stored.

5. Location of Off-Site Storage      A general description of the physical area
                                     off the Vancouver premises in which the
                                     records are stored.

6. Method for Indexing and Storage   This describes how the records are indexed
                                     and store, i.e., by part number, date, P.O.
                                     number, unique identifiers, etc.

7. On-Site Retention Time            This minimum duration for on-side record
                                     retention.

8. Off-Site Retention Time           The minimum duration for off-site record
                                     retention.

9. Media:                            Describes the physical record type, i.e.,
                                     paper, microfilm, computer records, etc.

10 Disposition                       Means of disposing of records.


Intercompany Quality Agreement                                            Rev. 0
MDS Nordion and Molecular Insight Pharmaceuticals, Inc.            Page 27 of 28

                               APPENDIX 4 - CONT.
                                 QUALITY RECORDS

                                  MDS NORDION
                              VANCOUVER OPERATIONS
                               DATA CONTROL SHEET

Issue No.: 3        QRRMF: Batch Records (Radiopharmaceuticals)       DCS-76-004
Effective: 2005.07.18                                               Page: 1 of 1

               QUALITY RECORDS RESPONSIBILITY AND MAINTENANCE FORM

1. Quality Record                    Batch Records (Radiopharmaceuticals)

2. Reference Document                Product SOPs, PCRs, STMs, ACRs, PRFs

3. Responsible Person(s) Job Title   QA Designate

4. Location of On-Site Storage       QC Administration Office or QA Records Room

5. Location of Off-Site Storage      Iron Mountain

6. Method for Indexing and Storage   By product and sequentially by batch

7. On-Site Retention Time            Minimum 1 month, except rejected batches,
                                     which are kept on-site permanently

8. Off-Site Retention Time           Permanent

9. Media:                            Paper

10 Disposition                       N/A


Prepared by: Michael Chin                             Date: 2000.03.23


Revised by: /s/ Illegible                             Date: (Illegible)
            ---------------------------------------


Approved by: /s/ Illegible                            Date: (Illegible)
             --------------------------------------
             Quality


Intercompany Quality Agreement                                            Rev. 0
MDS Nordion and Molecular Insight Pharmaceuticals, Inc.            Page 28 of 28

                                   SCHEDULE G

        SPECIFICATIONS FOR PRECURSOR, REFERENCE STANDARDS AND EXCIPIENTS

                       PRECURSOR AND REFERENCE STANDARDS:

                                   MDS NORDION
                              VANCOUVER OPERATIONS
                           RAW MATERIALS SPECIFICATION

Issue No.: 0         15-(p-Iodophenyl)-3-methylpentadecanoic          SPE-46-007
Effective: 2005.07.11             Acid (BMIPP)                       Page 1 of 1

PRODUCT              : 15-(p-Iodophenyl)-3-methylpentadecanoic Acid (BMIPP)

DESCRIPTION          : White crystalline powder

VISUAL INSPECTION    : Each lot or every shipment shall be visually inspected
                       for appropriate labelling and contents, Materials,
                       packaging, product and package integrity or damage.
                       Materials should be essentially free of foreign matter
                       visible to the unaided eye.

IDENTIFICATION       : Melting range 53.5 to 55.0 degrees C

SUPPLIER             : TCI America

CATALOGUE NUMBER     : Z3398

SIZE*                : Variable

STORAGE CONDITIONS   : Containers shall be identified with proper distinct
                       labelling for each lot and each shipment received. All
                       containers shall be stored off the floor at all times in
                       a manner to prevent contamination. Refer to cGMP 211.80.
                       Material shall be stored at 2 TO 8 degrees C in the dark.

CERTIFICATE          : Certificate of Analysis

EXPIRY DATE          : One year After receipt.

*    Based on Manufacturer's claim


Prepared by: /s/ Illegible                             Date: (Illegible)
             ---------------------------------------


Approved by: /s/ Illegible                             Date: 2005/7/8
             ---------------------------------------
             Quality

                               UNCONTROLLED COPY

                                  EXCIPIENTS:

                                   MDS NORDION
                              VANCOUVER OPERATIONS
                           RAW MATERIALS SPECIFICATION

Issue No.: 0              Ursodeoxycholic Acid (Ursodiol or UDCA)     SPE-46-008
Effective: 2005.07.11                                                Page 1 of 1

PRODUCT              : Ursodeoxycholic Acid (Ursodiol OR UDCA)

DESCRIPTION          : White crystalline powder

VISUAL INSPECTION    : Each lot of every shipment shall be visually inspected
                       for appropriate labelling and contents, materials,
                       packaging, product and package integrity or damage.
                       Materials should be essentially free of foreign matter
                       visible to the unaided eye.

IDENTIFICATION       : Melting range between 200 to 2O5 degrees C

GRADE*               : Eur. Ph.

SUPPLIER             : Diapharma Francis, Erregierre S.p.A.

CATALOGUE NUMBER     : Material Code 500346, Code 110

SIZE*                : Variable

STORAGE CONDITIONS   : Containers shall be identified with proper distinct
                       labelling for each lot and each shipment received. All
                       containers shall be stored off the floor at all times in
                       a manner to prevent contamination. Refer to cGMP 211.80.
                       Material shall be stored at 2 to 8 degrees C in the dark.

CERTIFICATE          : Certificate of Analysis

EXPIRY DATE          : Manufacturer's expiry date.

*    Based On manufacturer's claim


Prepared by: /s/ Illegible                             Date: (Illegible)
             ---------------------------------------


Approved by: /s/ Illegible                             Date: 2005/7/8
             ---------------------------------------
                             Quality